                                                                     Exhibit 4.A

                                  $150,000,000

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 30, 2004

                                      AMONG

                                   VIAD CORP,

                                  THE LENDERS,

                                  BANK ONE, NA
                            AS ADMINISTRATIVE AGENT,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT

                                       AND

                              BANK OF AMERICA, N.A.

                                       AND

                          KEYBANK NATIONAL ASSOCIATION
                           AS CO-DOCUMENTATION AGENTS

                         BANC ONE CAPITAL MARKETS, INC.
                                       AND
                          WACHOVIA CAPITAL MARKETS, LLC

                EACH AS JOINT LEAD ARRANGER AND JOINT BOOK RUNNER

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..........................................................................    1

ARTICLE II THE CREDITS.........................................................................   16
     2.1.  Commitment..........................................................................   16
     2.2.  Required Payments; Termination......................................................   16
     2.3.  Ratable Loans.......................................................................   16
     2.4.  Types of Advances...................................................................   16
     2.5.  Swing Line Loans....................................................................   16
     2.6.  Commitment Fee; Reductions and Increases in Aggregate Commitment....................   17
     2.7.  Minimum Amount of Each Advance......................................................   18
     2.8.  Optional Principal Payments.........................................................   18
     2.9.  Method of Selecting Types and Interest Periods for New Advances.....................   18
     2.10. Conversion and Continuation of Outstanding Advances.................................   19
     2.11. Changes in Interest Rate, etc.......................................................   19
     2.12. Rates Applicable After Default......................................................   19
     2.13. Method of Payment...................................................................   20
     2.14. Noteless Agreement; Evidence of Indebtedness........................................   20
     2.15. Telephonic Notices..................................................................   21
     2.16. Interest Payment Dates; Interest and Fee Basis......................................   21
     2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.....   21
     2.18. Lending Installations...............................................................   21
     2.19. Non-Receipt of Funds by the Administrative Agent....................................   22
     2.20. Facility LCs........................................................................   22
     2.21. Replacement of Lender...............................................................   26

ARTICLE III YIELD PROTECTION; TAXES............................................................   26
     3.1.  Yield Protection....................................................................   27
     3.2.  Changes in Capital Adequacy Regulations.............................................   27
     3.3.  Availability of Types of Advances...................................................   28
     3.4.  Funding Indemnification.............................................................   28
     3.5.  Taxes...............................................................................   28
     3.6.  Lender Statements; Survival of Indemnity............................................   30

ARTICLE IV CONDITIONS PRECEDENT................................................................   30
     4.1.  Initial Credit Extension............................................................   30
     4.2.  Each Credit Extension...............................................................   32

ARTICLE V REPRESENTATIONS AND WARRANTIES.......................................................   32
     5.1.  Existence and Standing..............................................................   32
     5.2.  Authorization and Validity..........................................................   32

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     5.3.  No Conflict; Government Consent.....................................................   32
     5.4.  Financial Statements................................................................   33
     5.5.  Material Adverse Change.............................................................   33
     5.6.  Taxes...............................................................................   33
     5.7.  Litigation and Contingent Obligations...............................................   33
     5.8.  Subsidiaries........................................................................   33
     5.9.  ERISA...............................................................................   34
     5.10. Accuracy of Information.............................................................   34
     5.11. Regulation U........................................................................   34
     5.12. Material Agreements.................................................................   34
     5.13. Compliance With Laws................................................................   34
     5.14. Ownership of Properties.............................................................   34
     5.15. Plan Assets; Prohibited Transactions................................................   34
     5.16. Environmental Matters...............................................................   35
     5.17. Investment Company Act..............................................................   35
     5.18. Public Utility Holding Company Act..................................................   35
     5.19. [Subordinated Debt..................................................................   35
     5.20. Insurance...........................................................................   35
     5.21. Solvency............................................................................   35
     5.22. Collateral Documents................................................................   36

ARTICLE VI COVENANTS...........................................................................   36
     6.1.  Financial Reporting.................................................................   36
     6.2.  Use of Proceeds.....................................................................   39
     6.3.  Notice of Default...................................................................   39
     6.4.  Conduct of Business.................................................................   39
     6.5.  Taxes...............................................................................   39
     6.6.  Insurance...........................................................................   39
     6.7.  Compliance with Laws................................................................   39
     6.8.  Maintenance of Properties...........................................................   39
     6.9.  Inspection..........................................................................   39
     6.10. Dividends...........................................................................   40
     6.11. Indebtedness........................................................................   40
     6.12. Merger..............................................................................   41
     6.13. Sale of Assets......................................................................   41
     6.14. Investments and Acquisitions........................................................   41
     6.15. Liens...............................................................................   42
     6.16. Capital Expenditures................................................................   43
     6.17. Affiliates..........................................................................   43
     6.18. Amendments to Agreements............................................................   43
     6.19. Operating Leases....................................................................   43
     6.20. Contingent Obligations..............................................................   44
     6.21. Financial Contracts.................................................................   44
     6.22. Inconsistent Agreements.............................................................   44
     6.23. Subsidiary Guaranties and Personal Property Pledges.................................   44
     6.24. Subsidiary Stock Pledge.............................................................   44
     6.25. Financial Covenants.................................................................   45

ARTICLE VII DEFAULTS...........................................................................   45
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ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES....................................   47
     8.1.  Acceleration; Facility LC Collateral Account........................................   47
     8.2.  Amendments..........................................................................   48
     8.3.  Preservation of Rights..............................................................   49

ARTICLE IX GENERAL PROVISIONS..................................................................   49
     9.1.  Survival of Representations.........................................................   49
     9.2.  Governmental Regulation.............................................................   50
     9.3.  Headings............................................................................   50
     9.4.  Entire Agreement....................................................................   50
     9.5.  Several Obligations; Benefits of this Agreement.....................................   50
     9.6.  Expenses; Indemnification...........................................................   50
     9.7.  Numbers of Documents................................................................   51
     9.8.  Accounting..........................................................................   51
     9.9.  Severability of Provisions..........................................................   51
     9.10. Nonliability of Lenders.............................................................   51
     9.11. Confidentiality.....................................................................   52
     9.12. Nonreliance.........................................................................   52
     9.13. Disclosure..........................................................................   52
     9.14. USA PATRIOT ACT NOTIFICATION........................................................   52

ARTICLE X THE ADMINISTRATIVE AGENT.............................................................   52
     10.1.  Appointment; Nature of Relationship................................................   52
     10.2.  Powers.............................................................................   53
     10.3.  General Immunity...................................................................   53
     10.4.  No Responsibility for Loans, Recitals, etc.........................................   53
     10.5.  Action on Instructions of Lenders..................................................   53
     10.6.  Employment of Administrative Agents and Counsel....................................   54
     10.7.  Reliance on Documents; Counsel.....................................................   54
     10.8.  Administrative Agent's Reimbursement and Indemnification...........................   54
     10.9.  Notice of Default..................................................................   55
     10.10. Rights as a Lender.................................................................   55
     10.11. Lender Credit Decision.............................................................   55
     10.12. Successor Administrative Agent.....................................................   55
     10.13. Administrative Agent and Arranger Fees.............................................   56
     10.14. Delegation to Affiliates...........................................................   56
     10.15. Execution of Collateral Documents..................................................   56
     10.16. Collateral Releases................................................................   56
     10.17. Co-Documentation Agents, Syndication, Agent, etc...................................   56

ARTICLE XI SETOFF; RATABLE PAYMENTS............................................................   56
     11.1. Setoff..............................................................................   56
     11.2. Ratable Payments....................................................................   57

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................................   57
     12.1. Successors and Assigns..............................................................   57
     12.2. Participations......................................................................   57
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     12.3. Assignments.........................................................................   58
     12.4. Dissemination of Information........................................................   59
     12.5. Tax Treatment.......................................................................   60

ARTICLE XIII NOTICES...........................................................................   60
     13.1. Notices; Effectiveness; Electronic Communication....................................   60

ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION.....................   61
     14.1. Counterparts; Effectiveness.........................................................   61
     14.2. Electronic Execution of Assignments.................................................   61

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL........................   61
     15.1. CHOICE OF LAW.......................................................................   61
     15.2. CONSENT TO JURISDICTION.............................................................   62
     15.3. WAIVER OF JURY TRIAL................................................................   62

Exhibit A  Form of Note

Exhibit B  Compliance Certificate

Exhibit C  Money Transfer Instructions

Exhibit D  Form of Assignment and Assumption Agreement

Pricing Schedule
Commitment Schedule
Schedule 1.01     Existing Letters of Credit
Schedule 1.02     Guarantees of Subsidiary Operating Leases
Schedule 5.8      Subsidiaries
Schedule 5.14     Ownership of Properties
Schedule 5.22     Collateral
Schedule 6.11     Indebtedness
Schedule 6.14     Investments
Schedule 6.15     Liens
Schedule 6.19     Operating Leases
Schedule 6.25.1   Pro Forma Fixed Charge Coverage Ratio Amounts

                                CREDIT AGREEMENT

      This Agreement, dated as of June 30, 2004, is among Viad Corp, a Delaware corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer, as Swing Line Lender and as Administrative Agent, and Wachovia Bank, National Association, a national banking association, as Syndication Agent. The parties hereto agree as follows:

                                    RECITALS

      A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of up to $150,000,000; and

      B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the promises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement:

      "10-1/2 Subordinated Debentures" means the Borrower's 10.5% subordinated debentures due May 15, 2006, and issued pursuant to that certain indenture dated as of November 15, 1985, as amended.

      "Acquired Company" is defined in Section 6.14.

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

      "Administrative Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

      "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of

Eurodollar Loans, for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

      "Affected Lender" is defined in Section 2.21.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Agents" means, together, the Administrative Agent and Wachovia Bank, National Association, as Syndication Agent.

      "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $150,000,000.

      "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

      "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

      "Alternate Cash Equivalent Investments" means, to the extent not constituting a Cash Equivalent Investment, each of the following: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days); (iii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-2 (or better) by S&P or P-2 by Moody's; provided that the maturity of such Cash Equivalent Investments described in the foregoing clauses (i) through (iii) shall not exceed 365 days; (iv) repurchase obligations of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies having a term not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (v) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory, political subdivision, taxing authority or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be), which, at the time of acquisition, are rated at least BBB by S&P or at least Baa by Moody's; (vi) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the united States, any state thereof or the District of Columbia (which commercial bank shall have a short-term debt rating of A-2 (or better) by S&P Ratings Group or P-2 by Moody's), or by any foreign bank (which

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foreign bank shall have a rating of B or better from Thomson Bank Watch Global
Issuer Rating or, if not rated by Thomson Bank Watch Global Issuer Rating, which foreign bank shall be an institution acceptable to the Administrative Agent), or its branches or agencies; or (vii) shares of money market mutual or similar funds at least 95% of the assets of which are invested in the types of investments satisfying the requirements of clauses (i) through (vi) of this definition.

      "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

      "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arrangers" means Banc One Capital Markets, Inc. and Wachovia Capital Markets, LLC, and their respective successors, in their capacities as Joint Lead Arranger and Joint Book Runner.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Authorized Officer" means any of the Chairman, Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower, acting singly.

      "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

      "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

      "Borrower" means Viad Corp, a Delaware corporation, and its successors and assigns.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Borrowing Notice" is defined in Section 2.9.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

      "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP excluding (i) the cost of assets acquired with Capitalized Lease Obligations, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty or condemnation loss and (iii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation and any and all warrants, rights or options to purchase any of the foregoing.

      "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; and (v) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and at least 95% of the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's or at least BBB by S&P); provided in the case of each of (i) through (iv) above the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

      "Change" is defined in Section 3.2.

      "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral" collectively refers to the term "Collateral" as defined in the Security Agreement and the Subsidiary Security Agreement.

      "Collateral Documents" means, collectively, the Guaranty, the Security Agreement, the Subsidiary Security Agreement, any intellectual property assignments and all other security documents hereafter delivered to the Administrative Agent granting a Lien or purporting to grant a Lien on any property of any Person to secure the obligations and liabilities of the Borrower or any of its Subsidiaries under any Loan Document.

      "Collateral Shortfall Amount" is defined in Section 8.1.

      "Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its name on the Commitment Schedule, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

      "Commitment Schedule" means the Schedule attached hereto identified as such.

      "Concession Agreement" means that certain Contract No. CX 1430-1-0002 between Glacier Park, Inc. and the United States of America as amended or supplemented from time to time.

      "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

      "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary or non-recurring cash losses incurred other than in the ordinary course of business not to exceed $10,000,000 during any twelve-month period, and $25,000,000 in the aggregate for all such computation periods before the Facility Termination Date,
(vi) non-cash losses and (vii) expenses incurred in connection with the Principal Spin-Off Transactions not to exceed $20,000,000 minus, (i) to the extent included in Consolidated Net Income, extraordinary or non-recurring gains realized other than in the ordinary course of business and (ii) non-cash gains, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For purposes hereof, Consolidated EBITDA for the fiscal quarters ending September 30, 2003, December 31, 2003 and March 31, 2004 shall be deemed to be $9,602,000, $6,130,000 and $19,339,000, respectively. For any computation period during which (i) an Acquired Company is acquired or (ii) a Disposed Company is sold, Consolidated EBITDA shall be calculated on a pro forma basis as if such Acquired Company or Disposed Company, as the case may be, had been acquired (and any related Indebtedness incurred) or sold (and any related Indebtedness disposed of), as the case may be, on the first day of such computation period.

      "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries (other than Defeased Debt) calculated on a consolidated basis as of such time.

      "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries (other than interest expense on Defeased Debt) calculated on a consolidated basis for such period. For any computation period during which an Acquired Company is acquired, Consolidated Interest Expenses shall be calculated on a pro forma basis as if any Indebtedness incurred in connection with the acquisition of such Acquired Company had been incurred on the first day of such computation period.

      "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period without giving effect to any income or expense associated with Defeased Debt.

      "Consolidated Net Worth" means at any time the consolidated stockholders' equity (including minority interests) of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time without giving effect to any income or expense associated with Defeased Debt.

      "Consolidated Rentals" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees (but excluding guarantees by the Borrower of the certain Subsidiary Operating Leases set forth on Schedule 1.02), endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is defined in Section 2.10.

      "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

      "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC hereunder.

      "Default" means an event described in Article VII.

      "Defeased Debt" means obligations in respect of the Borrower's Medium Term Notes and the Subordinated Debt which have been legally or, to the reasonable satisfaction of the Administrative Agent, practically, defeased by the segregation of cash or other Property to satisfy such obligation.

      "Disposed Company" means an entity or going business sold by the Borrower or any of its Subsidiaries by way of sale of equity or substantially all of the assets of such entity and otherwise permitted by this Agreement.

      "Dollars" means lawful currency of the United States of America.

      "Domestic Subsidiary" means any Subsidiary of the Borrower (after giving effect to the Spin-off Transaction) organized under the laws of any jurisdiction within the United States.

      "Effective Date" is defined in Section 4.1

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

      "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

      "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

      "Existing Credit Agreements" means (i) the Credit Agreement (Short Term Revolving Credit Facility) dated August 31, 2001 among the Borrower, the lenders party thereto and Citicorp USA, Inc. as administrative agent and (ii) the Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated August 31, 2001 among the Borrower, Greyhound Canada Holdings, Inc., the lenders party thereto and Citicorp USA, Inc. as administrative agent, each as amended from time to time.

      "Existing Letters of Credit" means the Letters of Credit issued by Bank One, NA or Bank of America, N.A. and identified on Schedule 1.01 hereto.

      "Facility LC" is defined in Section 2.20.1.

      "Facility LC Application" is defined in Section 2.20.3.

      "Facility LC Collateral Account" is defined in Section 2.20.11.

      "Facility Termination Date" means the earlier of (i) three years from the Effective Date, (ii) June 30, 2007 or (iii) any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its reasonable discretion.

      "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

      "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

      "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

      "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the Floating Rate.

      "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

      "Form 10" means that certain filing on Securities and Exchange Commission Form 10-12B of MoneyGram filed with the Securities and Exchange Commission on December 29, 2003, as amended by that certain filing on Securities and Exchange Commission Form 10-12B/A filed on March 30, 2004 as further amended by those certain filings on Securities and Exchange Commission Form 10-12B/A filed on June 3, 2004 and June 17, 2004, respectively.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.; provided, however, that, except as provided in Section 9.8, with respect to the calculation of financial ratios and other financial tests required by this Agreement, GAAP means generally accepted accounting principles as in effect from time to time in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing financial statements of the Borrower referred to in Section 5.4 hereof.

      "Guarantor" means a Domestic Subsidiary which is a party to the Guaranty.

      "Guaranty" means that certain Guaranty dated as of the date hereof executed by the Material Domestic Subsidiaries of the Borrower in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

      "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Letters of Credit, (viii) Contingent Obligations, (ix) Rate Management Obligations and (x) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person. For purposes hereof, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. Notwithstanding the foregoing, Rate Management Obligations (to the extent incurred in the ordinary course of business and not for speculative purposes) shall not constitute Indebtedness.

      "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Investment" of a Person means any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses and similar items arising in the ordinary course of business and other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

      "LC Fee" is defined in Section 2.20.4.

      "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder and each issuer of an Existing Letter of Credit , in its capacity as issuer thereof. With respect to any specific Facility LC, LC Issuer means the issuer thereof.

      "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

      "LC Payment Date" is defined in Section 2.20.5.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes Bank One in its capacity as Swing Line Lender.

      "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.18.

      "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

      "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "Loan" means a Revolving Loan or a Swing Line Loan.

      "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.14 and the Collateral Documents.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), prospects or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party in any material respect, or (iii) the enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder. The consummation of the Principal Spin-Off Transactions shall in no event be deemed to create a Material Adverse Effect pursuant to clause (i) above.

      "Material Domestic Subsidiary" means a Domestic Subsidiary (other than Glacier Park, Inc. unless and until such time as it becomes a Wholly-Owned Subsidiary) having an amount in excess of the lesser of (i) 5% of assets (valued at the greater of book or fair market value) of the Borrower and its Subsidiaries on a consolidated basis or (ii) 5% of Consolidated Net Income for the preceding four fiscal quarter period, in each case determined as of the most recent fiscal quarter end for which financials have been delivered by the Borrower pursuant to Section 6.1.

      "Material Indebtedness" means Indebtedness in an outstanding principal amount of $10,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

      "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

      "Medium Term Notes" means the 6.09% senior notes due October 25, 2004, the 6.11% senior notes due October 25, 2004, the 6.15% senior notes due October 25, 2004, the 6.63% senior notes due January 21, 2009, and the 6.56% senior notes due February 7, 2005, in each case, issued pursuant to that certain indenture dated April 1, 1993, as amended.

      "Modify" or "Modification" is defined in Section 2.20.1.

      "MoneyGram" means MoneyGram International, Inc., a Delaware corporation and, before giving effect to the Spin-Off Transaction, a wholly-owned Subsidiary of the Borrower.

      "MoneyGram Merger Consideration" means the $150,000,000 cash payment to be paid to the Borrower by MoneyGram as part of the Spin-Off Transaction.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Non-Equity Consideration" means, with respect to any Acquisition, consideration paid and debt assumed in consideration thereof exclusive of (i) any common stock of the Borrower included in such consideration and (ii) any cash payments included in such consideration to the extent such cash payments are made from the traceable cash proceeds received from the issuance and sale of the Capital Stock of the Borrower specifically in connection with such Acquisition.

      "Non-U.S. Lender" is defined in Section 3.5(iv).

      "Note" is defined in Section 2.14(iv).

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders, or to the Administrative Agent or any indemnified party arising under the Loan Documents.

      "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

      "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under GAAP if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

      "Other Taxes" is defined in Section 3.5(ii).

      "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

      "Participants" is defined in Section 12.2.1.

      "Payment Date" means the last day of each calendar year quarter.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability other than the Viad Corp Retirement Income Plan.

      "Pricing Schedule" means the Schedule attached hereto identified as such.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

      "Principal Spin-Off Transactions" means, together, (i) Travelers Express Company, Inc. becoming a wholly-owned Subsidiary of MoneyGram, (ii) the declaration and distribution by the Borrower of a dividend consisting of all of the issued and outstanding common stock of MoneyGram, (iii) the receipt by the Borrower of the MoneyGram Merger Consideration, (iv) the Borrower's use of the MoneyGram Merger Consideration to pay off or defease existing Indebtedness and
(v) the Borrower and MoneyGram entering into the Separation Agreements all substantially as described in the Form 10.

      "Proceeds" is defined in the Uniform Commercial Code.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment (or, if the Aggregate Commitment has expired or been terminated, its Outstanding Credit Exposure) and the denominator of which is the Aggregate Commitment (or, if the Aggregate Commitment has expired or been terminated, the Aggregate Outstanding Credit Exposure).

      "Purchasers" is defined in Section 12.3.1.

      "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of

Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

      "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code. The transfer of sponsorship to MoneyGram of the Viad Corp Retirement Income Plan in connection with the Spin-off Transaction shall not be deemed a Reportable Event for purposes of this Agreement.

      "Reports" is defined in Section 9.6.

      "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has expired or been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

      "Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1.

      "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Security Agreement" means that certain Pledge and Security Agreement dated as of the date hereof executed by the Borrower in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

      "Separation Agreements" means (i) the Separation and Distribution Agreement, (ii) the Employee Benefits Agreement, (iii) the Tax Sharing Agreement, and (iv) the Interim Services Agreement, in each case, entered into between the Borrower and MoneyGram in connection with the Spin-Off Transaction as described in the Form 10, in form and substance reasonably acceptable to the Administrative Agent and Syndication Agent.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group other than the Viad Corp Retirement Income Plan.

      "Spin-Off Documents" means the operative documents pursuant to which the Principal Spin-Off Transactions are effected.

      "Spin-Off Transaction" means the tax-free spin-off transaction pursuant to which the Borrower declares and distributes a dividend constituting all of the issued and outstanding common stock of MoneyGram on such date substantially as described in the Form 10.

      "Subordinated Debt" means the Borrower's 10-1/2% Subordinated Debentures.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Subsidiary Security Agreement" means that certain Subsidiary Pledge and Security Agreement dated the date hereof executed by each Material Domestic Subsidiary in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

      "Swing Line Borrowing Notice" is defined in Section 2.5.2.

      "Swing Line Lender" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

      "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.5.

      "Syndication Agent" means Wachovia Bank, National Association, in its capacity as Syndication Agent, and not in its individual capacity as Lender, and any successor.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

      "Transferee" is defined in Section 12.4.

      "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

      "Unfunded Liabilities" means the amount (if any) of the excess of the current liability (as defined by Section 412(1)(7) of the Code) over the fair value of assets according to the most recent actuarial valuation within the last twelve (12) months for all Single Employer Plans.

      "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

      2.1. Commitment. From and including the Effective Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed in the aggregate at any one time the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

      2.2. Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

      2.3. Ratable Loans. Each Advance hereunder (other than any Swing Line
Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

      2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10, or Swing Line Loans selected by the Borrower in accordance with Section 2.5.

      2.5. Swing Line Loans.

            2.5.1 Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in
            Section 4.1 as well, from and including the Effective Date and prior to the Facility Termination Date, the Swing Line Lender may, in its sole discretion, on the terms and conditions set forth in this Agreement, make Swing Line Loans to the Borrower from time to time in an aggregate outstanding principal amount not to exceed $15,000,000 provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender's Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

            2.5.2 Borrowing Notice. The Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $500,000. The Swing Line Loans shall bear interest at the Floating Rate.

            2.5.3 Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Administrative Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. If the Swing Line Lender elects to make the requested Swing Line Loan, then not later than 1:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.

            2.5.4 Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Chicago time) on the date of any notice received pursuant to this Section 2.5.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.5.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article
            II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.5.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.5.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

      2.6. Commitment Fee; Reductions and Increases in Aggregate Commitment.

            2.6.1 The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Commitment (regardless of whether any condition set forth in Article II is then satisfied) from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. Swing Line Loans shall not count as usage of any Lender's Commitment for the purposes of calculating the commitment fee due hereunder.

            2.6.2 The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

      2.7. Minimum Amount of Each Advance. Each Eurodollar Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

      2.8. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon one Business Days' prior notice to the Administrative Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $500,000 and increments of $100,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 11:00 a.m. (Chicago time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Administrative Agent.

      2.9. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 1:00 p.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

      (i)   the Borrowing Date, which shall be a Business Day, of such Advance,

      (ii)  the aggregate amount of such Advance,

      (iii) the Type of Advance selected, and

      (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

      2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.10 or are repaid in accordance with Section
2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section
2.8 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than Swing Line Loans) into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

      (i) the requested date, which shall be a Business Day, of such conversion or continuation,

      (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

      (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

      2.11. Changes in Interest Rate, etc. Each Floating Rate Advance (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

      2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9, 2.10 or 2.11, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the

Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default, unless waived by the Required Lenders, (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, without any election or action on the part of the Administrative Agent or any Lender.

      2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall (except with respect to repayments of Swing Line Loans and except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to
Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

      2.14. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

      (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

      (iv) Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively (each in the form of Exhibit A (a "Note")). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs
(i) and (ii) above.

      2.15. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

      2.16. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Effective Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.18. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

      2.19. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.20. Facility LCs.

            2.20.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit denominated in Dollars (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the Effective Date and prior to the Facility Termination Date upon the request of and for the account of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $75,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year period may provide for the renewal thereof for additional one-year periods but in no event shall the expiry date of such Facility LCs extend beyond the period in clause
            (x) hereof. Notwithstanding the foregoing, on the initial Borrowing Date each Existing Letter of Credit shall be deemed to have been issued by the applicable issuer thereof as a Facility LC hereunder and each such Existing Letter of Credit shall thereafter be deemed to be a Facility LC for all purposes of this Agreement.

            2.20.2 Participations. Upon the issuance, deemed issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

            2.20.3 Notice. Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

            2.20.4 Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Fee Rate on the stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date (the "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (i) a fronting fee at a rate to be agreed upon between the LC Issuer and the Borrower (such fee to be payable in arrears on each Payment Date), and (ii) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

            2.20.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to
            Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

            2.20.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in
            Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

            2.20.7 Obligations Absolute. The Borrower's obligations under this
            Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

            2.20.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

            2.20.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, Administrative Agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
            (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

            2.20.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, Administrative Agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

            2.20.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the "Facility LC Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20.11 shall require the Borrower to deposit any funds in the Facility LC Collateral Account, obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

            2.20.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

      2.21. Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit D and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

      3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

      (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

      (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender, applicable Lending Installation or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

      3.2. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer reasonably determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Outstanding Credit Exposure Loans or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending

Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

      3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance, but excluding any loss of margin.

      3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Administrative Agent hereunder or under any Loan Document shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

      (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

      (iii) The Borrower hereby agrees to indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

      (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Administrative Agent a United States Internal Revenue Service Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

      (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

      (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

      3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless (i) the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders each of the following documents and (ii) each of the following events shall have occurred, as applicable (such date being the "Effective Date"):

      (i) Copies of the articles or certificate of incorporation of the Borrower and each Material Domestic Subsidiary, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation and each other jurisdiction as requested by Administrative Agent, as well as any other information required by
            Section 326 of the USA PATRIOT ACT or necessary for the Administrative Agent or any Lender to verify the identity of Borrower as required by Section 326 of the USA PATRIOT Act.

      (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Material Domestic Subsidiary, of its by-laws and of the resolutions of its Board of Directors or executive committee as the case may be and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower and such Material Domestic Subsidiary is a party.

      (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Material Domestic Subsidiary, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and each Material Domestic Subsidiary authorized to sign the Loan Documents to which the Borrower and such Material Domestic Subsidiary is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

      (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

      (v) A written opinion of the Borrower's counsel, addressed to the Administrative Agent and the Lenders in form and substance reasonably acceptable to the Administrative Agent.

      (vi) Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender.

      (vii) Written money transfer instructions, in substantially the form of Exhibit C, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

     (viii) This Agreement duly completed and executed by Borrower.

      (ix) the Guaranty, the Security Agreement and the Subsidiary Security Agreement each in form and substance reasonably acceptable to the Administrative Agent and each duly completed and executed by the Borrower or the Subsidiaries party thereto, as applicable.

      (x) The insurance certificate described in Section 5.20 together with insurance certificates for all insurance required to be maintained pursuant to Section 4.3.2 of the Security Agreement and the Subsidiary Security Agreement naming the Administrative Agent, on behalf of the Lenders, as loss payee for any casualty policies and additional insured for any liability policies, all in form and substance reasonably satisfactory to the Administrative Agent.

      (xi) A solvency certificate with respect to the Borrower and its Subsidiaries signed by an Authorized Officer of Borrower in form and substance reasonably acceptable to the Administrative Agent.

      (xii) Copies of the Spin-Off Documents.

     (xiii) The Principal Spin-Off Transactions shall have been consummated.

      (xiv) A pay-off letter in form and substance reasonably satisfactory to the Administrative Agent with respect to the Existing Credit Agreements. The Existing Credit Agreements shall have been terminated and all outstanding indebtedness thereunder shall have been paid in full.

      (xv) (a) Such duly completed UCC-1 financing statements as the Administrative Agent shall have previously requested to perfect its Lien in the Collateral; (b) copies of searches of financing statements filed under the Uniform Commercial Code with respect to the assets of the Borrower and its Domestic Subsidiaries in such jurisdictions as the Administrative Agent may request; and (c) such duly executed UCC-3 termination statements and similar documents as the Administrative Agent may request with respect to any security interests securing the obligations of the Borrower or its Subsidiaries under the Existing Credit Agreements.

      (xvi) Such other documents as any Lender or its counsel may have reasonably requested.

      4.2. Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Borrowing Date:

      (i)   There exists no Default or Unmatured Default.

      (ii) The representations and warranties contained in Article V are true and correct in all material respects as of such Credit Extension Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

      (iii) All legal matters incident to the making of such Credit Extension shall be reasonably satisfactory to the Lenders and their counsel.

      Each Borrowing Notice, Swing Line Borrowing Notice, or request for issuance of a Facility LC, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders as of the date hereof (solely with respect to Sections 5.1 and 5.2), as of the Effective Date and as of each Credit Extension Date thereafter, that:

      5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be in good standing or qualified to do business could not reasonably be expected to result in a Material Adverse Effect.

      5.2. Authorization and Validity. Each of the Borrower and its Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and its Subsidiaries of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each of the Borrower and its Subsidiaries is a party constitute legal, valid and binding obligations of each of the Borrower and its Subsidiaries enforceable against each of the Borrower and its Subsidiaries in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3. No Conflict; Government Consent. Neither the execution and delivery by each of the Borrower and its Subsidiaries of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its

Subsidiaries or (ii) violate the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, (iii) violate the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default could not reasonably be expected to result in a Default under Section 7.5 or a Material Adverse Effect, or (iv) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any material indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property is bound. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

      5.4. Financial Statements. The December 31, 2003 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present, in all material respects, the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

      5.5. Material Adverse Change. Since December 31, 2003 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

      5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1998. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

      5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the Effective Date, setting forth their respective jurisdictions of organization and the percentage of their respective Capital Stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of Capital Stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      5.9. ERISA. From and after the consummation of the Principal Spin-Off Transactions, the Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower, any of its Subsidiaries, nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan which could reasonably be expected to have a Material Adverse Effect, neither the Borrower, any of its Subsidiaries nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

      5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading; provided, that with respect to projected or pro-forma financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time prepared.

      5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

      5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

      5.14. Ownership of Properties. Except as set forth on Schedule 5.14, on the Effective Date, the Borrower and its Subsidiaries will have good title (fee or leasehold, as applicable), free of all Liens other than those permitted by
Section 6.15, to all of the Property and assets material to its business.

      5.15. Plan Assets; Prohibited Transactions. Neither the Borrower nor any of its Subsidiaries is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of the Loans or Facility LCs hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower and its Subsidiaries consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any written notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.19. Subordinated Debt. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of the Subordinated Debt.

      5.20. Insurance. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Domestic Subsidiaries and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate in all material respects. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

      5.21. Solvency. (i) Immediately after the consummation of the Principal Spin-Off Transactions and immediately following the making of each Credit Extension, if any, made on the date thereof and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date.

      (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

      5.22. Collateral Documents. (i) Each of the Security Agreement and the Subsidiary Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent a security interest can be created by the execution and delivery of a security agreement under the Uniform Commercial Code. In the case of Capital Stock of a Subsidiary that constitutes Certificated Securities (as defined in the Uniform Commercial Code), when stock certificates representing such Capital Stock are delivered to the Administrative Agent pursuant to the Security Agreement or the Subsidiary Security Agreement together with undated stock powers covering such certificates executed in blank, the grantors thereunder shall have granted to the Administrative Agent a fully perfected Lien on, and security interest in, all right, title and interest in the Capital Stock of such Subsidiary (except as otherwise provided in the Security Agreement or the Subsidiary Security Agreement with respect to the Capital Stock of any Foreign Subsidiary) and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 6.15, and subject, in the case of Proceeds, to the applicable limitations under Section 9-315 of the Uniform Commercial Code). In the case of any Capital Stock of a Subsidiary that constitute General Intangibles or Uncertificated Securities (as defined in the Uniform Commercial
Code), when financing statements in appropriate form are filed in the offices specified on Schedule 5.22 and, in the case of Uncertificated Securities, the Administrative Agent has obtained "control" (within the meaning of the Uniform Commercial Code) of such Uncertificated Securities, the grantors thereunder shall have granted to the Administrative Agent a fully perfected Lien on, and security interest in, all right, title and interest in such Collateral (except as otherwise provided in the Security Agreement or the Subsidiary Security Agreement with respect to the Capital Stock of any Foreign Subsidiary) and the Proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 6.15 and subject, in the case of Proceeds to the applicable limitations under Section 9-315 of the Uniform Commercial Code). Schedule 5.22 specifies the locations in which to file the financing statements which may perfect a legal, valid and enforceable security interest in the Capital Stock of its Subsidiaries granted under the Security Agreement or Subsidiary Security Agreement in the Investment Property pursuant to Section 9-305(c) of the Uniform Commercial Code.

                                   ARTICLE VI

                                    COVENANTS

      During the term of this Agreement, beginning on the Effective Date (or, in the case of Section 6.1(ix) and Section 6.3 only, on the date hereof), unless the Required Lenders shall otherwise consent in writing:

      6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

      (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting GAAP or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with

            GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants and shall be in a form reasonably satisfactory to the Administrative Agent) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

      (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

      (iii) As soon as available, but in any event within 30 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower and its Subsidiaries for such fiscal year; provided, however, that the preceding plan and forecast shall be required to be delivered only if, as of September 30 of the year immediately preceding the year in which such plan and forecast would otherwise be required to be delivered, the Leverage Ratio is greater than 2.00 to 1.0.

      (iv) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

      (v) As soon as possible and in any event within 10 Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

      (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any written notice or written claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any written notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (viii) Promptly upon the filing thereof, notice of the filing to the Administrative Agent of all registration statements and periodic and current reports on forms 10-K, 10-Q and 8-K which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

      (ix) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

      If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall, to the extent reasonably practicable under the circumstances, be furnished to the Lenders at such earlier date.

      6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes and acquisitions permitted hereunder. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or "carry" (as defined in Regulation U) any "margin stock" (as defined in Regulation U).

      6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give notice in writing to the Lenders of the occurrence of any Default or Unmatured Default promptly after an Authorized Officer has knowledge of such Default or Unmatured Default.

      6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be in good standing or maintain such qualifications could not reasonably be expected to have a Material Adverse Effect.

      6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

      6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain in full force and effect, insurance policies and programs, with such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practice. The Borrower will furnish to any Lender upon request information in reasonable detail as to the insurance policies and programs of the Borrower and its Subsidiaries.

      6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

      6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep, in all material respects, its Property in good repair, working order and condition, ordinary wear and tear and damage from casualty and condemnation excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and Administrative Agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice and at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

      6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends by way of stock split or otherwise payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, (ii) the Borrower may declare and pay dividends on its Capital Stock not in excess of (a) $10,500,000 in calendar year 2004 (inclusive of dividends declared prior to the Effective Date) and (b) $5,000,000 in any other calendar year provided that (1) no Default or, to the knowledge of an Authorized Officer after due inquiry, Unmatured Default shall exist before or after giving effect to the declaration of such dividends or be created as a result thereof and (2) no Default or Unmatured Default under Section 7.2 or breach of Section 6.25 shall exist before or after giving effect to the payment of such dividend or be created as a result thereof, (iii) the Borrower may declare and make a distribution of all of the stock of MoneyGram as part of the Spin-Off Transaction, (iv) any non-Wholly-Owned Subsidiary of the Borrower may declare and pay dividends or make other distributions to its shareholders generally so long as the Borrower or its respective Subsidiary which owns Capital Stock in the Subsidiary paying such dividends or making such other distributions receives at least its proportionate share thereof (based on its relative holdings of Capital Stock in the Subsidiary paying such dividends or making such other distributions and taking into account relative preferences, if any, of the various classes of Capital Stock in such Subsidiary) (v) the Borrower may redeem all of the outstanding shares of its preferred Capital Stock as described in the Form 10 in connection with the Spin-Off Transactions and
(vi) the Borrower may redeem, repurchase or otherwise acquire any of its Capital Stock issued in connection with employee stock options or restricted stock grants not in excess of $5,000,000 in any calendar year provided that no Default or, to the knowledge of an Authorized Officer after due inquiry, Unmatured Default shall exist before or after giving effect to such redemption, repurchase or acquisition or be created as a result thereof.

      6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

      (i) The Loans and Indebtedness in respect of Facility LCs outstanding from time to time under this Agreement.

      (ii)  Indebtedness existing on the Effective Date and described in
            Schedule 6.11 and extensions, renewals and replacements thereof not increasing the aggregate principal amount thereof outstanding at the time of such extension, renewal or replacement.

      (iii) Indebtedness arising under Rate Management Transactions related to the Loans or otherwise in the ordinary course of business.

      (iv) Indebtedness in respect of guaranties executed by any Subsidiary with respect to any Indebtedness of the Borrower, provided such Indebtedness is not incurred by the Borrower in violation of this Agreement.

      (v) Indebtedness in respect of guaranties executed by the Borrower with respect to any Indebtedness of a Guarantor entered into in the ordinary course of business.

      (vi) Indebtedness assumed in connection with an Acquisition permitted under Section 6.14, provided, such Indebtedness was not created in anticipation of or as a result of such Acquisition.

      (vii) Other Indebtedness at no time exceeding 10% of Consolidated Net Worth in aggregate outstanding principal amount (determined as of the most recent fiscal quarter end for which financial statements have been provided pursuant to Section 6.1(i) or (ii)).

      6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into (i) the Borrower, with the Borrower as the surviving entity, or (ii) a Wholly-Owned Subsidiary.

      6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

      (i)   Sales of inventory in the ordinary course of business.

      (ii) The disposition of the Borrower's 1992 Gulfstream IV aircraft, Tail #N99GA, Serial #1198.

      (iii) The disposition in the ordinary course of business of equipment that is obsolete, excess or no longer used or useful in the Borrower's or its Subsidiaries' businesses,

      (iv) Leasing of assets between (a) the Borrower and any Guarantor or (b) any Guarantor and another Guarantor.

      (v) Sale or transfer of the Capital Stock or Property of Glacier Park, Inc. upon expiration of the Concession Agreement.

      (vi) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions permitted by Sections 6.13(i) through (v)) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not in the aggregate exceed 10% of Consolidated Net Worth as of the end of such month.

      6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to become a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

      (i)   Cash Equivalent Investments.

      (ii) Alternate Cash Equivalent Investments; provided, however, that the principal amount of such Alternate Cash Equivalent Investments shall at no time exceed 35% of the sum of (a) the principal amount of outstanding Cash Equivalent Investments and (b) the principal amount of outstanding Alternate Cash Equivalent Investments.

      (iii) Existing Investments in Subsidiaries and other Investments in existence on the Effective Date and described in Schedule 6.14.

      (iv) Investments made after the Effective Date in Persons which are Subsidiaries, provided that immediately after giving effect to each Investment made pursuant to this section Investments in Foreign Subsidiaries and non-Wholly-Owned Subsidiaries (other than

            Investments disclosed on Schedule 6.14) shall not exceed in the aggregate 10% of Consolidated Net Worth (determined as of the most recent fiscal quarter end for which financial statements have been provided pursuant to Section 6.1(i) or (ii)).

      (v) Acquisitions after the Effective Date of (or of all or substantially all of the assets of) entities engaged in substantially the same or related lines of business as the Borrower, so long as (i) the Non-Equity Consideration for any such Acquisition shall not exceed $30,000,000, and the aggregate Non-Equity Consideration for all such Acquisitions in any twelve-month period shall not exceed $40,000,000; (ii) after giving effect to such Acquisition, the Borrower shall be in compliance with its covenants hereunder, and on a pro forma basis, the Borrower would be in compliance therewith for the previous four fiscal quarters and for any Acquisition with aggregate Non-Equity Consideration in excess of $5,000,000, the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Officer setting forth the calculations demonstrating such compliance and (iii) both before and after giving effect to such acquisition no Default exists (each such entity, an "Acquired Company"). Notwithstanding the foregoing, no Acquisition shall be permitted pursuant to this Subsection 6.14(v) if, after giving effect thereto, the aggregate amount of all Non-Equity Consideration paid in respect of Acquisitions otherwise permitted by this clause (v) plus the value of common stock of the Borrower included in the consideration for such Acquisitions would exceed either $75,000,000 in any twelve (12) month period or $150,000,000 for the period commencing on the Effective Date and ending on the Facility Termination Date.

      (vi) Investments in Rate Management Transactions related to the Loans or entered into in the ordinary course of business.

      (vii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with customers and suppliers arising in the ordinary course of business or other securities of a de minimis value.

     (viii) Loans to the trustee of the trust fund ("Trust") identified in
            Section 2.1(hh) of the Viad Corp Employees' Stock Ownership Plan, effective June 1, 1989 and restated January 1, 2004, to pay in full the outstanding principal amount due by the Trust on the 1995 Series A and B loans from Wachovia Bank of North Carolina, N.A. in the amount of $7,165,322.21 and $6,269,667.79 respectively.

      6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

      (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

      (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

      (iv) Easements, building restrictions, zoning restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof in the business of the Borrower or its Subsidiaries.

      (v) Liens existing on the Effective Date and described in Schedule 6.15, and extensions and renewals of any such Liens on the Property now subject thereto to the extent and for so long as the Indebtedness secured thereby is not increased, is expressly permitted hereunder and remains outstanding.

      (vi) Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

      (vii) Liens in favor of, or for the benefit of, the holders of Defeased Debt; provided, however, that the aggregate principal amount of Defeased Debt shall in no event exceed $53,503,000.

     (viii) Liens existing on Property acquired pursuant to an Acquisition permitted under Section 6.14, provided such Liens existed prior to the time of such Acquisition and were not created in contemplation thereof.

      (ix) Other Liens securing Indebtedness at no time exceeding 10% of Consolidated Net Worth in aggregate outstanding principal amount (determined as of the most recent fiscal quarter end for which financial statements have been provided pursuant to Section 6.1(i) or (ii)).

      6.16. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of $35,000,000 for Capital Expenditures during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

      6.17. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction or (ii) transactions comprising the Principal Spin-Off Transactions, or (iii) transactions among the Borrower and any Subsidiary that has executed a Guaranty.

      6.18. Amendments to Agreements. The Borrower will not, and will not permit any Subsidiary to (i) amend or terminate its certificate of incorporation, by-laws or other organizational document or (ii) amend or terminate the Separation Agreements, or (iii) amend the Subordinated Debt without the consent of the Required Lenders, other than any such amendment or termination that (A) does not adversely affect the interests of the Lenders hereunder or under any other Loan Documents, and (B) of which the Agent has been given at least five Business Days prior written notice.

      6.19. Operating Leases. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Operating Lease, except for
(i) Operating Leases set forth on Schedule 6.19 hereof and extensions thereof and (ii) Operating Leases which have Operating Lease Obligations of not more than $20,000,000 at any one time outstanding.

      6.20. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business and (ii) for the Guaranty or any guaranty entered into pursuant to Section 6.24 or permitted by Section 6.11.

      6.21. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except Rate Management Obligations permitted under Section 6.11.

      6.22. Inconsistent Agreements. The Borrower shall not, and shall not permit any Subsidiary to, enter into any indenture, agreement, instrument (or amendment thereto) or other arrangement which (i) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or repayment of the Obligations, the amendment of the Loan Documents, or the ability of any Material Domestic Subsidiary or Glacier Park, Inc. to pay dividends or make other distributions on its capital (except to the extent of existing contractual constraints of the Concession Agreement and renewals thereof) or (ii) contains any provision which would be violated or breached by the making of Credit Extensions or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.

      6.23. Subsidiary Guaranties and Personal Property Pledges. Effective upon any Person becoming a Material Domestic Subsidiary, the Borrower shall cause such Person to (i) execute and deliver to the Administrative Agent for the benefit of the Lenders a guaranty of the Obligations pursuant to a guaranty substantially similar to the Guaranty (or a joinder thereto) and (ii) pledge to the Administrative Agent for the benefit of the Lenders a first priority security interest in all personal property owned by such Person pursuant to a security agreement substantially similar to the Subsidiary Security Agreement (or a joinder thereto), all pursuant to documentation (including related certificates, opinions and financing statements) reasonably acceptable to the Agent; provided, that if any Domestic Subsidiaries which are not party to the Guaranty or the Subsidiary Security Agreement (other than Glacier Park, Inc.) hold, on an aggregate basis, an amount in excess of the lesser of (x) 10% of Consolidated Net Income or (y) 10% of total assets (valued at the higher of book or fair market value) of the Borrower and its Subsidiaries on a consolidated basis, then one or more of such Domestic Subsidiaries shall promptly execute a guaranty substantially in the form of the Guaranty (or a joinder thereto), a security agreement substantially in the form of the Subsidiary Security Agreement or joinders thereto so that such threshold is no longer exceeded, all pursuant to documentation (including related certificates, opinions and financing statements) reasonably acceptable to the Agent. The Borrower shall notify the Administrative Agent as promptly as possible but in any event within thirty (30) days following the date on which any Person is required to join the Guaranty or Subsidiary Security Agreement in accordance with the provisions of this Section 6.23. Notwithstanding the foregoing, if Glacier Park, Inc. shall become a Material Domestic Subsidiary the foregoing provisions shall not be applicable to it if, at such time, compliance by Glacier Park, Inc. with this
Section 6.23 would result in a breach of then existing contractual obligations of Glacier Park, Inc. not undertaken in anticipation of its becoming a Material Domestic Subsidiary.

      6.24. Subsidiary Stock Pledge. Effective upon any Person becoming a Subsidiary after the Effective Date, the Borrower shall pledge, or shall cause to be pledged, all of the Capital Stock thereof owned by the Borrower or any Subsidiary that has executed a Guaranty to the Administrative Agent for the benefit of the Lenders pursuant to an amendment to the Security Agreement or the Subsidiary Security Agreement, as applicable, and other documentation (including related certificates, opinions and financing statements) reasonably acceptable to the Administrative Agent; provided, that only 65% of the outstanding common stock of any Foreign Subsidiary shall be required to be pledged pursuant hereto. The Borrower shall promptly notify the Agent any time a Person becomes a Subsidiary.

      6.25. Financial Covenants.

            6.25.1. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, for the then most recently ended four fiscal quarters of (i) Consolidated EBITDA plus Consolidated Rentals minus Consolidated Capital Expenditures to (ii) cash Consolidated Interest Expense, plus Consolidated Rentals, plus scheduled principal payments in respect of Indebtedness for money borrowed, plus expense for income taxes paid or accrued (but, with respect to any calculation encompassing the Borrower's 2003 fourth quarter, excluding the sum of $1,746,000 for taxes paid with respect to 2003 fourth quarter non-cash interest income of approximately $4,600,000), all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.25 to 1.0. For purposes hereof, the components of the foregoing ratio for the three fiscal quarter ends most recently preceding the date hereof shall be as set forth on
            Schedule 6.25.1.

            6.25.2. Leverage Ratio. The Borrower will not permit the Leverage Ratio determined as of the end of each of its fiscal quarters to be greater than 2.65 to 1.0.

            6.25.3. Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $325,069,000 plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending June 30, 2004 (without deduction for losses).

                                   ARTICLE VII

                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five Business Days after the same becomes due.

      7.3. The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.3, 6.4 or Sections 6.10 through 6.25 inclusive.

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

      7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Administrative Agent or any Lender.

      7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

      7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7, or (vii) the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

      7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries (other than pursuant to the expiration and non-renewal of the Glacier Park concession agreement) so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

      7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, provided, however, that any such judgment or order shall not give rise to a Default under this Section 7.9(i) if and for so long as the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering the full payment thereof; or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material

Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan.

      7.11. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation with a termination or settlement value in excess of $10,000,000 when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto, and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, acceleration of obligations with a termination or settlement value in excess of $10,000,000 under or an early termination of such Rate Management Obligation.

      7.12. Any Change in Control shall occur.

      7.13. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred liability to such Multiemployer Plan as a result of the withdrawal from such Multiemployer Plan by the Borrower or a member of the Controlled Group in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $3,000,000 per annum.

      7.14. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

      7.15. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

      7.16. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of this Agreement or any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken by or on behalf of the Borrower of any Affiliate thereof to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      8.1. Acceleration; Facility LC Collateral Account. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the

Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

      (ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

      (iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

      (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

      (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

      (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

      (ii)  Reduce the percentage specified in the definition of Required
            Lenders.

      (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

      (iv)  Amend this Section 8.2 or Section 11.2.

      (v) Release any guarantor from the Guaranty or, except as provided in the Collateral Documents, release all or a material portion of the Collateral.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under Section
12.3.3 without obtaining the consent of any other party to this Agreement

      8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans and Facility LCs herein contemplated.

      9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

      9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or Administrative Agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on their own behalf and in their own name to the same extent as if they were a party to this Agreement.

      9.6. Expenses; Indemnification. (i) Subject to the limitations set forth in that certain fee letter agreement dated February 10, 2004 among the Borrower and Wachovia Bank, National Association, the Borrower shall reimburse the Agents and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agents, which attorneys may be employees of the Agents) paid or incurred by the Agents or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment (proposed or actual), modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agents, the Arrangers, the LC Issuer and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agents, the Arrangers and the Lenders, which attorneys may be employees of the Agents, the Arrangers, the LC Issuer or the Lenders) paid or incurred by the Agents, the Arrangers, the LC Issuer or any Lender in connection with the collection under and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

      (ii) The Borrower hereby further agrees to indemnify the Agents, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agents, the Arrangers, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other

Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.6 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the indemnitees or any of them.

      9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

      9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all of its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.

      9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arrangers, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arrangers nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent, the Arrangers, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arrangers, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.11. Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which it is a party, (vi) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Without limiting
Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Administrative Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this
Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information.

      9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Loans provided for herein.

      9.13. Disclosure. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

      9.14. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C.
Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for
Borrower: When Borrower opens an account, if Borrower is an individual, Administrative Agent and the Lenders will ask for Borrower's name, residential address, tax identification number, date of birth, and other information that will allow Administrative Agent and the Lenders to identify Borrower, and, if Borrower is not an individual, Administrative Agent and the Lenders will ask for Borrower's name, tax identification number, business address, and other information that will allow Administrative Agent and the Lenders to identify Borrower. Administrative Agent and the Lenders may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents, and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

      10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and

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

under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

      10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, Administrative Agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, Administrative Agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

      10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6. Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, Administrative Agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized Administrative Agents, for the default or misconduct of any such Administrative Agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

      10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

      10.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

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

      10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

      10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

      10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

      10.13. Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and Banc One Capital Markets, Inc., for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and Banc One Capital Markets, Inc. pursuant to that certain fee letter agreement dated February 10, 2004, or as otherwise agreed from time to time. The Borrower agrees to pay to Wachovia Bank, National Association and Wachovia Capital Markets, LLC, for their respective accounts, the fees agreed to by the Borrower and such parties pursuant to that certain fee letter agreement dated February 10, 2004, or as otherwise agreed from time to time.

      10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, Administrative Agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

      10.15. Execution of Collateral Documents. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

      10.16. Collateral Releases. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

      10.17. Co-Documentation Agents, Syndication, Agent, etc. Neither any of the Lenders identified in this Agreement as a "co-Documentation Agent" nor the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

      11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any

Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due. Each Lender agrees to notify the Borrower promptly after such set-off and application made by such Lender, provided the failure to give such notice shall not affect the validity of such set-off or application.

      11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with
Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section
12.3.2. The parties to this Agreement acknowledge that clause (ii) of this
Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation,
(x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

      12.2. Participations.

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            12.2.1. Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

            12.2.3. Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
      Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

      12.3. Assignments.

            12.3.1. Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

            12.3.2. Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Administrative Agent and the LC Issuer shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

            12.3.3. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
      12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

            12.3.4. Register. The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

      12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

      12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

      13.1. Notices; Effectiveness; Electronic Communication

            (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

                  (i) if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

                  (ii) if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof;

                  (iii) if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

                  (iv) if to a Lender, to it at its address (or telecopier number) set forth in its administrative questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

            (b) Electronic Communications. Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to
Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.


                                   ARTICLE XIV

         COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

      14.1. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      14.2. Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

      15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK; PROVIDED, HOWEVER THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY HERETO TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO OBTAIN JURISDICTION OVER SUCH OTHER PARTY OR TO ENFORCE ANY JUDGMENT ENTERED RELATING HERETO.

      15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                            [signature page follows]

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent and Syndication Agent have executed this Agreement as of the date first above written.

                                        VIAD CORP

                                        By: /s/ Robert H. Bohannon
                                           _____________________________________
                                        Name: Robert H. Bohannon
                                        Title: Chairman of the Board,
                                        President and Chief Executive Officer

                                        By: /s/ Ellen M. Ingersoll
                                           _____________________________________
                                        Name: Ellen M. Ingersoll
                                        Title: Chief Financial Officer

                                              1850 N. Central Ave.
                                              Phoenix, AZ 85077-1012
                                              Attention:  Treasurers' Department
                                                   Telephone: 602-207-7328
                                                   Fax: 602-207-2633

                           [TO VIAD CREDIT AGREEMENT]

                                        BANK ONE, NA,
                                        as Lender and as Administrative Agent

                                        By: /s/ Timothy Houlahan
                                           _____________________________________
                                        Its: Managing Director
                                            ____________________________________

                           [TO VIAD CREDIT AGREEMENT]

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Lender and as Syndication Agent

                                        By:  /s/ Jeffrey M. Foley
                                            ___________________________________

                                        Its: Vice President
                                            ___________________________________

                           [TO VIAD CREDIT AGREEMENT]

                                        BANK OF AMERICA, N.A.

                                        By: /s/ Russell A. McClymont
                                            ____________________________________

                                        Its: Vice President
                                            ____________________________________

                           [TO VIAD CREDIT AGREEMENT]

                                        KEY BANK NATIONAL ASSOCIATION

                                        By: /s/ Robert W. Boswell
                                           _____________________________________

                                        Its: Vice President
                                            ____________________________________

                           [TO VIAD CREDIT AGREEMENT]

                                        CALYON NEW YORK BRANCH

                                        By: /s/ Philippe Soustra
                                            ____________________________________

                                        Its: Executive Vice President
                                             ___________________________________




                                        By: /s/ F. Frank Herrera
                                            ____________________________________

                                        Its: Director
                                             ___________________________________





                           [TO VIAD CREDIT AGREEMENT]

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ Karen S. Paris
                                           -------------------------------------
                                        Its: Senior Vice President
                                            ------------------------------------
                           [TO VIAD CREDIT AGREEMENT]

                                        BNP PARIBAS

                                        By: /s/ C. Bettles
                                           -------------------------------------
                                        Its: Managing Director
                                            ------------------------------------


                                        By: /s/ Janice S. H. Ho
                                           -------------------------------------
                                        Its: Director
                                            ------------------------------------
                           [TO VIAD CREDIT AGREEMENT]

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION

                                        By: /s/ Beth C. McGinnis
                                           -------------------------------------
                                        Its: Senior Vice President
                                            ------------------------------------


                                        By: /s/ James J. Doherty
                                           -------------------------------------
                                        Its: Vice President
                                            ------------------------------------

                           [TO VIAD CREDIT AGREEMENT]

                                PRICING SCHEDULE

  APPLICABLE                      LEVEL II  LEVEL III  LEVEL IV   LEVEL V
   MARGIN         LEVEL I STATUS   STATUS    STATUS     STATUS     STATUS
---------------   --------------  --------  ---------  --------   -------
Eurodollar Rate       1.25%         1.50%     1.75%      2.0%      2.25%
Floating Rate         0.00%          .25%      .50%      .75%      1.00%

   APPLICABLE FEE                     LEVEL II  LEVEL III  LEVEL IV   LEVEL V
       RATE           LEVEL I STATUS   STATUS    STATUS     STATUS     STATUS
--------------------  --------------  --------  ---------  --------   -------
Letter of Credit Fee      1.25%         1.50%     1.75%      2.0%       2.0%
Commitment Fee             .25%          .30%     .375%      .45%       .50%

      For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

      "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

      "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

      "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 1.50 to 1.00.

      "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.00 to 1.00.

      "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than 2.50 to 1.00.

      "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

      "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

      The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials. Until adjusted as set forth above, Level III Status shall exist; provided, however, that prior to the date five Business Days after the delivery of Borrower's financial statements to Administrative Agent for the fiscal quarter ended September 30, 2004 neither Level I Status nor Level II Status may exist for purposes of this Pricing Schedule. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                               COMMITMENT SCHEDULE

              LENDER                            COMMITMENT
-----------------------------------            ------------
Bank One, NA                                   $ 30,000,000

Wachovia Bank, National Association            $ 30,000,000

Bank of America, N.A.                          $ 20,000,000

KeyBank National Association                   $ 20,000,000

Calyon New York Branch                         $ 15,000,000

U.S. Bank National Association                 $ 15,000,000

BNP Paribas                                    $ 10,000,000

Wells Fargo Bank, National Association         $ 10,000,000

TOTAL                                          $150,000,000

                                    EXHIBIT A

                                      NOTE

                                                                          [Date]

      Viad Corp, a Delaware Corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

      The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of June __, 2004 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, Bank One, NA, as Administrative Agent, and Wachovia Bank, National Association, as Syndication Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                    VIAD CORP

                                    By:
                                        ________________________________________
                                    Print Name:
                                                ________________________________
                                    Title:
                                           _____________________________________

                                    By:
                                        ________________________________________
                                    Print Name:
                                                ________________________________
                                    Title:
                                            ____________________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

                          NOTE OF ____________________,
                            DATED __________________,

                   Principal         Maturity     Principal
                   Amount of       of Interest     Amount      Unpaid
Date                 Loan            Period         Paid       Balance
-----------------------------------------------------------------------

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To: The Lenders parties to the
    Credit Agreement Described Below

      This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June __, 2004 (as amended, modified, renewed or extended from time to time, the "Agreement") among Viad Corp, a Delaware corporation (the "Borrower"), the lenders party thereto, Bank One, NA, as Administrative Agent for the Lenders, and Wachovia Bank, National Association, as Syndication Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1. I am the duly elected __________________ of the Borrower;

      2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

      4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

      5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances and the commitment fee rates commencing on the fifth day following the delivery hereof.

      6. Except as set forth on Schedule III attached hereto, all reports and deliveries which are required at this time under the Credit Agreement, the Security Agreement and the other Loan Documents have been delivered.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

      ______________________________________________________________________
      ______________________________________________________________________
      ______________________________________________________________________
      ______________________________________________________________________

      The foregoing certifications, together with the computations set forth in
Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ____________ , ______ .

                                       VIAD CORP

                                       By:
                                          ______________________________________

                                       Its:
                                           _____________________________________

                                       Name:
                                            ____________________________________

                                       By:
                                          ______________________________________

                                       Its:
                                           _____________________________________

                                       Name:
                                            ____________________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                     Compliance as of [_________, ____] with
            Provisions of Sections 6.16, 6.25.1, 6.25.2 and 6.25.3 of
                                  the Agreement

_______________________________________________________________________________
MAXIMUM CAPITAL EXPENDITURES
SECTION 6.16
________________________________________________________________________________
                                                                                 FISCAL YEAR ENDED
                                                                                   [_____________]
CAPITAL EXPENDITURES:                                                             $___________

MAXIMUM CAPITAL EXPENDITURES FOR ANY FISCAL YEAR:  $35,000,000

________________________________________________________________________________
FIXED CHARGE COVERAGE RATIO
SECTION 6.25.1
________________________________________________________________________________
                                                                                     FOUR FISCAL
                                                                                    QUARTERS ENDED
                                                                                    [____________]
1. (a) Consolidated EBITDA                                                        $___________
   (b) Consolidated Rentals                                                       $___________
   (c) Consolidated Capital Expenditures                                          $___________
2. (d) Cash Consolidated Interest Expense                                         $___________
   (e) Consolidated Rentals                                                       $___________
   (f) Scheduled principal payments for Indebtedness for borrowed money (current  $___________
       maturities of long term debt)
   (g) Expense for income taxes paid or accrued(1)                                $___________

FIXED CHARGE COVERAGE RATIO:  (a + b - c)/(d + e + f + g)                         ___:1.0

MINIMUM REQUIRED:                                                                 1.25:1.0

----------
(1) This amount to exclude with respect to any calculation encompassing Borrower's 2003 fourth quarter, the sum of $1,746,000 for taxes paid with respect to 2003 fourth quarter non-cash interest income in the approximate amount of $4,600,000.

________________________________________________________________________________
LEVERAGE RATIO
SECTION 6.25.2
________________________________________________________________________________
                                                                                    FOUR FISCAL
                                                                                   QUARTERS ENDED
                                                                                   [__________]
1. (a) Consolidated Indebtedness                                                   $ ____________
2. (b) Consolidated EBITDA                                                         $ ____________

LEVERAGE RATIO:  (a/b)                                                             ___:___

MAXIMUM ALLOWED:                                                                   2.65:1.0

________________________________________________________________________________
MINIMUM CONSOLIDATED NET WORTH
SECTION 6.25.3
________________________________________________________________________________
                                                                                       AT ALL TIMES
CONSOLIDATED NET WORTH                                                                $ ____________

MINIMUM:

(a) $325,069,000                                                                      $ ____________
(b) 50% of Consolidated Net Income earned in each fiscal quarter beginning            $ ____________
with the quarter ending June 30, 2004 (without deduction for losses):

MINIMUM CONSOLIDATED TANGIBLE NET WORTH: a + b                                        $ ____________

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation

                            Level [I][II][III][IV][V]

APPLICABLE MARGIN OR FEE RATE
-----------------------------
Eurodollar Rate                             _____%
Floating Rate                               _____%
Letter of Credit Fee                        _____%
Commitment Fee                              _____%

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    EXHIBIT C

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as Administrative Agent (the " Administrative Agent") under the Credit Agreement Described Below.

Re: Credit Agreement, dated June __, 2004 (as the same may be amended or modified, the "Credit Agreement"), among Viad Corp (the "Borrower"), the Lenders named therein, the Administrative Agent and the Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

      The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.15 of the Credit Agreement.

Facility Identification Number(s)
                                 _______________________________________________

Customer/Account Name
                     ___________________________________________________________

Transfer Funds To
                 _______________________________________________________________

                       _________________________________________________________

For Account No.
               _________________________________________________________________

Reference/Attention To
                      __________________________________________________________

Authorized Officer (Customer Representative)            Date
                                                              __________________

____________________________________________       _____________________________
(Please Print)                                     Signature

Bank Officer Name                                  Date
                                                       _________________________

____________________________________________       _____________________________
(Please Print)                                     Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor: ___________________________________

2. Assignee: ____________________________________[and is an
Affiliate/Approved Fund of [identify Lender](2)

3. Borrower(s): _________________________________

4. Administrative Agent: ___________________________________________, as the
administrative agent under the Credit Agreement.

5. Credit Agreement: The $150,000,000 Credit Agreement dated as of June __, 2004 among Viad Corp, the Lenders party thereto, Bank One, NA, as Administrative Agent, and the other agents party thereto.

_______________________
(2) Select as applicable.

6. Assigned Interest:

                         Aggregate Amount of         Amount of         Percentage Assigned
                           Commitment/Loans       Commitment/Loans             of
Facility Assigned          for all Lenders*           Assigned*         Commitment/Loans(2)
____________(3)                 $                       $                      _______%
____________                    $                       $                      _______%

7. Trade Date: _____________________________ (4)

Effective Date: ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

   The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR
                                    [NAME OF ASSIGNOR]

                                    By:
                                         ___________________________________
                                         Title:

                                    ASSIGNEE
                                    [NAME OF ASSIGNEE]

                                    By:
                                        _____________________________________
                                                Title:

[Consented to and](5) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By:
 ____________________________________
Title:

[Consented to:](6)

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," etc.)

(4) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

(5) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(6) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]

By:
   ______________________________________
Title:

                                     ANNEX 1

                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

            1. Representations and Warranties.

            1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA,
(v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

            3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                          ADMINISTRATIVE QUESTIONNAIRE

        (Schedule to be supplied by Closing Unit or Trading Documentation
                                      Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                          PLEDGE AND SECURITY AGREEMENT

      THIS PLEDGE AND SECURITY AGREEMENT is entered into as of June 30, 2004 by and between Viad Corp, a Delaware corporation (the "Borrower"), and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its capacity as Administrative Agent (the "Agent") for the lenders party to the Credit Agreement referred to below.

                              PRELIMINARY STATEMENT

      The Borrower, the Agent, the Lenders and Wachovia Bank, National Association, as Syndication Agent, are entering into a Credit Agreement dated as of June 30, 2004 (as it may be amended or modified from time to time, the "Credit Agreement"). The Borrower is entering into this Pledge and Security Agreement (as it may be amended or modified from time to time, the "Security Agreement") in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

      NOW THEREFORE, the Borrower and the Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      1.2. Terms Defined in New York Uniform Commercial Code. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement or in the Credit Agreement are used herein as defined in the New York UCC.

      1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

      "Accounts" shall have the meaning set forth in Article 9 of the New York UCC.

      "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

      "Chattel Paper" shall have the meaning set forth in Article 9 of the New York UCC.

      "Collateral" means all Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, Pledged Shares, and Other Collateral, wherever located, in which, after giving effect to the Principal Spin-off Transactions, the Borrower now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof and accessions thereto, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

      "Commercial Tort Claims" shall have the meaning set forth in Article 9 of the New York UCC.

      "Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

      "Default" means an event described in Section 5.1.

      "Deposit Accounts" shall have the meaning set forth in Article 9 of the New York UCC, but shall expressly exclude the Excluded Deposit Accounts.

      "Documents" shall have the meaning set forth in Article 9 of the New York UCC.

      "Equipment" shall have the meaning set forth in Article 9 of the New York UCC.

      "Excluded Deposit Accounts" means Deposit Accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees.

      "Excluded Stock" means the Securities and other Investment Property described in Exhibit F hereto.

      "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

      "General Intangibles" shall have the meaning set forth in Article 9 of the New York UCC and shall include patents, trademarks, tradenames and other intellectual property.

      "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case, whether of the United States or foreign.

      "Instruments" shall have the meaning set forth in Article 9 of the New York UCC.

      "Inventory" shall have the meaning set forth in Article 9 of the New York UCC.

      "Investment Property" shall have the meaning set forth in Article 9 of the New York UCC.

      "Lenders" means the lenders party to the Credit Agreement and their successors and assigns.

      "New York UCC" means the New York Uniform Commercial Code as in effect from time to time.

      "Obligations" means any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof), of the Borrower to the Agent or any Lender or any branch, subsidiary or affiliate thereof, arising under or pursuant to this Security Agreement, the Credit Agreement and any promissory note or notes now or hereafter issued under the Credit Agreement.

      "Other Collateral" means any property of the Borrower (other than real estate or as otherwise provided herein) not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, and Pledged Shares, including, without limitation, all cash on hand, letter-of-credit rights, letters of credit, Stock Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Borrower other than real estate, except as otherwise provided herein.

      "Pledged Deposits" means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which the Borrower may from time to time designate as pledged to the Agent as security for any Obligation, and all rights to receive interest on said deposits.

      "Pledged Issuer" means a Person the securities or ownership interests of which have been pledged pursuant hereto.

      "Pledged Shares" means (i) the shares of Capital Stock described in Exhibit E hereto issued by the Persons described in such Exhibit E (the "Existing Issuers"), (ii) the shares of Capital Stock at any time and from time to time acquired by such Pledgor of any and all Persons now or hereafter existing and required to be pledged to the Agent pursuant to the terms of the Credit Agreement (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the "Pledged Issuers" and individually as a "Pledged Issuer"), and (iii) the certificates representing such Capital Stock, all options and other rights, contractual or otherwise, in respect thereof, and all dividends, distributions, cash, Instruments, Investment Property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; provided, however, if any Pledged Issuer is a Foreign Subsidiary, the security interest granted by the Borrower to the Agent shall be limited to 65% of the voting Capital Stock of such Pledged Issuer.

      "Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

      "Required Secured Parties" means (x) prior to an acceleration of the obligations under the Credit Agreement, the Required Lenders, (y) after an acceleration of the obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, Lenders and their Affiliates holding in the aggregate at least 51% of the total of (i) the unpaid principal amount of outstanding Advances and (ii) the aggregate net early termination payments and all other amounts then due and unpaid from the Borrower to the Lenders or their Affiliates under Rate Management Transactions, as determined by the Agent in its reasonable discretion, and (z) after the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full (whether or not the obligations under the Credit Agreement were ever accelerated), Lenders and their Affiliates holding in the aggregate at least 51% of the aggregate net early termination payments and all other amounts then due and unpaid from the Borrower to the Lenders or their Affiliates under Rate Management Transactions, as determined by the Agent in its reasonable discretion.

      "Requirements of Law" means any law, rule, regulation, order, writ, judgment, injunction decree or award binding on the Borrower or any of its properties.

      "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

      "Secured Obligations" means the Obligations and Rate Management Obligations owing to one or more of the Lenders (including Lenders which have ceased to be party to the Credit Agreement) or their Affiliates.

      "Security" has the meaning set forth in Article 8 of the New York UCC.

      "Stock Rights" means any securities, dividends or other distributions and any other right or property which the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, issued by an issuer of such securities.

      "Unrestricted Subsidiary Stock" means the Capital Stock of any Subsidiary that the Borrower is not required to pledge to the Agent pursuant to Section
6.24 of the Credit Agreement.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

      The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Agent and the Lenders and (to the extent specifically provided herein) their Affiliates, a security interest in all of the Borrower's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding any of the other provisions set forth in this Article II, this Security Agreement shall not constitute a grant of a security interest in (and the term "Collateral" shall not include) (i) the Excluded Stock and (ii) Unrestricted Subsidiary Stock.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Agent and the Lenders that:

      3.1. Title, Authorization, Validity and Enforceability. The Borrower has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under
Section 4.1.6, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. The execution and delivery by the Borrower of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Borrower and creates a security interest which is enforceable against the Borrower in all now owned and hereafter acquired Collateral to the extent governed by Articles 8 and 9 of the New York UCC. When financing statements have been filed in the appropriate offices against the Borrower in the locations listed on Exhibit "D", the Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing under the New York UCC, subject only to Liens permitted under Section 6.15 (i) - (v) and (vii) - (ix) of the Credit Agreement.

      3.2. Conflicting Laws and Contracts. Neither the execution and delivery by the Borrower of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, (ii) violate the Borrower's certificate of incorporation or by-laws, (iii) violate the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default could not reasonably be expected to result in a Default under Section
7.5 of the Credit Agreement or a Material Adverse Effect, or (iv) result in the creation or imposition of any Lien pursuant to the terms of any material indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its property, is bound (other than any Lien of the Agent on behalf of the Lenders).

      3.3. Type and Jurisdiction of Organization. The Borrower is a corporation organized under the laws of the State of Delaware.

      3.4. Principal Location. The Borrower's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), as of the date hereof, are disclosed in Exhibit "A"; the Borrower has no other places of business as of the date hereof except those set forth in Exhibit "A".

      3.5. Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit "A". All of said locations are owned by the Borrower except for locations (i) which are leased by the Borrower as lessee and designated in Part B of Exhibit "A" and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit "A", with respect to which Inventory the Borrower has, to the extent requested by the Agent, delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Lenders to protect the Agent's security interest in such Inventory.

      3.6. No Other Names. Except as set forth on Schedule 3.6 hereto, the Borrower has not conducted business under any name in the last five (5) years except the name in which it has executed this Security Agreement, which is the exact name as it appears in the Borrower's organizational documents, as amended, as filed with the Borrower's jurisdiction of organization.

      3.7. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of the Borrower relating thereto and in all invoices and reports with respect thereto furnished to the Agent by the Borrower from time to time. As of the time when each Account or each item of Chattel Paper arises, the Borrower shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

      3.8. Filing Requirements. None of the Equipment is covered by any certificate of title, except for the vehicles described in Part A of Exhibit "B". None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part B of Exhibit "B," (ii) patents, trademarks and copyrights held by the Borrower and described in Part C of Exhibit "B," and (iii) the Borrower's 1992 Gulfstream IV Aircraft, Tail #N99GA, Serial #1198.

      3.9. No Financing Statements. Except as set forth on Schedule 3.9 hereto, no financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Borrower as debtor has been filed in any jurisdiction except financing statements naming the Agent as the secured party and financing statements filed from time to time in connection with Liens permitted under Section 4.1.6.

      3.10. Federal Employer Identification Number. The Borrower's Federal employer identification number is 36-1169950.

      3.11. State Organization Number. The Borrower's Delaware State organization number is 2281868.

      3.12. Pledged Securities and Other Investment Property. Exhibit "C" sets forth a complete and accurate list of the Instruments, Securities and other Investment Property constituting Collateral that were delivered to the Agent, which are all of the Instruments, Securities and Investment Property constituting Collateral owned by the Borrower as of the date hereof other than the Pledged Shares. The Borrower is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit "C" as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Lenders hereunder and Liens permitted under Section 4.1.6.

      3.13. Pledged Shares. The Borrower is the direct and beneficial owner of the Pledged Shares listed on Exhibit "E" as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Lenders hereunder and Liens permitted under Section 4.1.6. The Borrower further represents and warrants that (i) all such Pledged Shares have been (to the extent such concepts are relevant with respect to such Pledged Shares) duly and validly issued, are fully paid and non-assessable, and (ii) with respect to any Pledged Shares delivered to the Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such Pledged Shares are not Securities, the Borrower has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible.

                                   ARTICLE IV

                                    COVENANTS

      From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

      4.1. General.

            4.1.1. Inspection. The Borrower will permit the Agent or any Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of the Borrower relating to the Collateral and (iii) to discuss the Collateral and the related records of the Borrower with, and to be advised as to the same by, the Borrower's officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all upon reasonable prior notice and at such reasonable times and intervals as the Agent or such Lender may determine, and all at the Borrower's expense.

            4.1.2. Taxes. The Borrower will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

            4.1.3. Records and Reports; Notification of Default. The Borrower will maintain in all material respects complete and accurate books and records with respect to the Collateral, and furnish to the Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Agent shall from time to time request. The Borrower will give prompt notice in writing to the Agent and the Lenders after becoming aware of any material adverse fact or condition which bears upon the value of the Collateral including any adverse fact or condition, or the occurrence of any event, which causes material loss or depreciation in the value of any material item of the Collateral (ordinary wear and tear excepted) and the amount of such loss or depreciation.

            4.1.4. Financing Statements and Other Actions; Defense of Title. The Borrower hereby authorizes the Agent to file, and if requested will execute and deliver to the Agent, all financing statements and other documents including, without limitation, notices to be filed with US PTO and/or the US Copyright Office and take such other actions as may from time to time be requested by the Agent in order to maintain, except as otherwise permitted in any Loan Document, a first perfected security interest in and, if applicable, Control of, the Collateral. The Borrower will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

            4.1.5. Disposition of Collateral. The Borrower will not sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions specifically permitted pursuant to Section 6.13 of the Credit Agreement, (ii) until such time following the occurrence of a Default as the Borrower receives a notice from the Agent instructing the Borrower to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as the Borrower receives a notice from the Agent pursuant to
      Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

            4.1.6. Liens. The Borrower will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted pursuant to
      Section 6.15 of the Credit Agreement.

            4.1.7. Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. The Borrower will:

            (a) preserve its existence as a corporation and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

            (b)   not change its state of organization;

            (c) not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit "A;" and

            (d) not (i) have any Inventory or Equipment or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5 or Inventory and Equipment located at or in transit to conventions, trade shows or other similar events in the ordinary course of business) at a location other than a location specified in Exhibit "A",
                  (ii) change its name or taxpayer identification number or
                  (iii) change its mailing address,

      unless the Borrower shall have given the Agent not less than 10 Business Days' prior written notice of such event or occurrence and the Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Agent's security interest in the Collateral, or (y) taken such steps (with the cooperation of the Borrower to the extent reasonably necessary or advisable) as are reasonably necessary or advisable to properly maintain the validity, perfection and priority of the Agent's security interest in the Collateral.

            4.1.8. Other Financing Statements. The Borrower will not sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

      4.2. Receivables.

            4.2.1. Certain Agreements on Receivables. The Borrower will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable in excess of $100,000 or accept in satisfaction of a Receivable in excess of $100,000 less than the original amount thereof, except that, prior to the occurrence of a Default, the Borrower may reduce the amount of Accounts arising from the sale of Inventory or the delivery of services in accordance with its present policies and in the ordinary course of business.

            4.2.2. Collection of Receivables. Except as otherwise provided in this Security Agreement, the Borrower will collect and enforce, at the Borrower's sole expense, all amounts due or hereafter due to the Borrower under the Receivables in accordance with its customary collection policies and in the ordinary course of business.

            4.2.3. Delivery of Invoices. To the extent reasonably practicable under the circumstances, the Borrower will deliver to the Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Agent shall specify.

            4.2.4. Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable in excess of $100,000 exists or (ii) if, to the knowledge of the Borrower, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable in excess of $100,000, the Borrower will disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of the Borrower relating to such Receivable and in connection with any invoice or report furnished by the Borrower to the Agent relating to such Receivable.

      4.3. Inventory and Equipment.

            4.3.1. Maintenance of Goods. The Borrower will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, ordinary wear and tear and damage from condemnation or casualty excepted.

            4.3.2. Insurance. The Borrower will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender's loss payable clause in favor of the Agent, on behalf of the Lenders, and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent, (ii) maintain such other insurance on the collateral for the benefit of the Agent as the Agent shall from time to time request, (iii) upon the request of the Agent from time to time, make the originals of all policies of insurance on the Collateral available for inspection at Borrower's offices and furnish to the Agent certificates with respect to such insurance and
      (iv) maintain general liability insurance naming the Agent, on behalf of the Lenders, as an additional insured; provided, that the foregoing insurance policies and programs may be subject to such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practices.

            4.3.3. Titled Vehicles. If requested by the Agent, the Borrower will give the Agent notice of its acquisition of any vehicle covered by a certificate of title (other than a vehicle that is subject to a purchase money security interest permitted by Section 6.15 of the Credit Agreement) and deliver to the Agent, upon request, the original of any vehicle title certificate and do all things necessary to have the Lien of the Agent noted on any such certificate. So long as no Default shall have occurred and be continuing, upon the request of Borrower, the Agent shall execute and deliver to Borrower such instruments as Borrower shall reasonably request to remove any notation of the Agent as lienholder on any certificate of title for any vehicle; provided, that any such instruments shall be delivered, and the release effective, only upon receipt by the Agent of a certificate from Borrower, stating that the vehicle, the Lien on which is to be released, is to be sold in accordance with Section 4.1.5 or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss), and the amount that such Grantor will receive as sale proceeds or insurance proceeds.

      4.4. Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. The Borrower will (i) deliver to the Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, certificated Securities and Instruments constituting Collateral (if any then exist), (ii) hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Agent shall specify, and (iv) upon the Agent's request, after the occurrence and during the continuance of a Default, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral.

      4.5. Uncertificated Securities and Certain Other Investment Property. The Borrower will permit the Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Agent granted pursuant to this Security Agreement. The Borrower will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property which is Collateral, to cause the Agent to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, the Borrower will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Agent in form and substance satisfactory to the Agent.

      4.6. Stock and Other Ownership Interests.

            4.6.1. Changes in Capital Structure of Issuers. Except to the extent permitted under the Credit Agreement, the Borrower will not (i) permit or suffer any Pledged Issuer to dissolve, liquidate, retire any of its Capital Stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Pledged Shares in favor of any of the foregoing.

            4.6.2. Issuance of Additional Securities. Except to the extent permitted under the Credit Agreement, the Borrower will not permit or suffer any Pledged Issuer to issue any securities or other ownership interests, any right to receive the same or any right to receive earnings.

            4.6.3. Registration of Pledged Securities and other Investment Property. The Borrower will permit any registerable Collateral to be registered in the name of the Agent or its nominee at any time at the option of the Agent or the Required Secured Parties.

            4.6.4. Exercise of Rights in Pledged Securities and other Investment Property. The Borrower will permit the Agent or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

            4.6.5. Dividends and Distributions. The Agent may at any time after the occurrence of a Default, by giving the Borrower written notice, elect to require that any distributions or dividends on any Securities or Investment Property received by Borrower be paid directly to the Agent for the benefit of the Lenders. Upon receipt of any such notice from the Agent, the Borrower shall thereafter hold in trust for the Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to such dividends or distributions and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

            4.6.6. Foreign Subsidiaries. The Borrower agrees that the security interest in the Pledged Shares of Capital Stock of any Foreign Subsidiary purported to be granted in favor of the Agent may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the Borrower in favor of the Agent, which pledge agreements the Borrower agrees to execute or cause to be executed and which will provide for the pledge of such shares of Capital Stock in accordance with the laws of any jurisdiction outside of the United States of America under which such Foreign Subsidiary is organized or formed. With respect to such shares of Capital Stock of any Foreign Subsidiary, the Agent may, at any time and from time to time, in it is reasonable discretion, take actions in such foreign jurisdictions necessary to perfect the security interest created in such shares of Capital Stock, without the consent of the Borrower.

            4.6.7. Margin Stock. Notwithstanding anything in the Credit Agreement or any Loan Document to the contrary, the Borrower will not acquire any margin stock (as defined in Regulation U) except to the extent permitted by Section 6.14(vii) of the Credit Agreement.

      4.7. Pledged Deposits. The Borrower will not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Agent.

      4.8. Deposit Accounts. The Borrower will (i) upon the Agent's request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Agent, in form and substance satisfactory to the Agent in order to give the Agent Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final and specifically excluding the Excluded Deposit Accounts) to be notified of the security interest granted to the Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Agent's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Agent, transferring ownership of the Deposit Account to the Agent or transferring dominion and control over each such other deposit to the Agent. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

      4.9. Letter-of-Credit Rights. The Borrower will upon the Agent's request, cause each issuer of a letter of credit, to consent to the assignment of proceeds of the letter of credit in order to give the Agent Control of the letter-of-credit rights to such letter of credit.

      4.10. Federal, State or Municipal Claims. The Borrower will notify the Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

      4.11. Commercial Tort Claims. The Borrower will notify the Agent of any and all Commercial Tort Claims, including, but not limited to, any and all actions, suits and proceedings before any court or Governmental Authority by or affecting the Borrower and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Agent, or required by law, including all things which may from time to time be necessary under the New York UCC to fully create preserve, perfect and protect the priority of the Agent's security interest in any such Commercial Tort Claims.

                                   ARTICLE V

                                    DEFAULT

      5.1. The occurrence of any one or more of the following events shall constitute a Default:

            5.1.1. Any representation or warranty made by or on behalf of the Borrower under or in connection with this Security Agreement shall be materially false as of the date on which made.

            5.1.2. The breach by the Borrower of any of the terms or provisions of Sections 4.1.2, 4.1.5, 4.1.6, 4.1.7, 4.2.1, 4.3.2, 4.3.3, 4.4, 4.5,
      4.6, 4.7 or Article VII.

            5.1.3. The breach by the Borrower (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2) of any of the terms or provisions of this Security Agreement which is not remedied within 30 days after the giving of written notice to the Borrower by the Agent.

            5.1.4. Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.5 or 8.7.

            5.1.5. Any Secured Obligation shall not be paid when due (after giving effect to applicable periods of grace under the Credit Agreement), whether at stated maturity, upon acceleration, or otherwise.

            5.1.6. The occurrence of any "Default" under, and as defined in, the Credit Agreement.

            5.1.7. Any limited partnership interests or ownership interests in a limited liability company which are included within the Collateral shall at any time constitute a Security or the issuer of any such interests shall take any action to have such interests treated as a Security unless
      (i) all certificates or other documents constituting such Security have been delivered to the Agent and such Security is properly defined as such under Article 8 of the Uniform Commercial Code of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the Uniform Commercial Code of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

      5.2. Acceleration and Remedies. Upon the acceleration of the obligations under the Credit Agreement pursuant to Section 8.1 thereof, the Obligations and, to the extent provided for under the Rate Management Transactions evidencing the same, the Rate Management Obligations, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

            5.2.1. Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Agent and the Lenders prior to a Default.

            5.2.2. Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

            5.2.3. Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.

The Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Rate Management Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Rate Management Obligations pursuant to the terms of the agreement governing any Rate Management Transaction.

      5.3. Debtor's Obligations Upon Default. Upon the request of the Agent after the occurrence of a Default, the Borrower will:

            5.3.1. Assembly of Collateral. Assemble and make available to the Agent the Collateral and all records relating thereto at any place or places reasonably specified by the Agent.

            5.3.2. Secured Party Access. Permit the Agent, by the Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

      5.4. License. The Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. In addition, the Borrower hereby irrevocably agrees that the Agent may, following the occurrence and during the continuance of a Default, sell any of the Borrower's Inventory directly to any person, including without limitation persons who have previously purchased the Borrower's Inventory from the Borrower and in connection with any such sale or other enforcement of the Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Borrower and any Inventory that is covered by any copyright owned by or licensed to the Borrower and the Agent may finish any work in process and affix any trademark owned by or licensed to the Borrower and sell such Inventory as provided herein.

                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES

      No delay or omission of the Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 8.2 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Secured Obligations have been paid in full.

                                  ARTICLE VII

                       PROCEEDS; COLLECTION OF RECEIVABLES

      7.1. Lockboxes. Upon request of the Agent after the occurrence of a Default or Unmatured Default, the Borrower shall execute and deliver to the Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Agent.

      7.2. Collection of Receivables. The Agent may at any time after the occurrence of a Default, by giving the Borrower written notice, elect to require that the Receivables be paid directly to the Agent for the benefit of the Lenders. In such event, the Borrower shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables of the Lenders' interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Agent. Upon receipt of any such notice from the Agent, the Borrower shall thereafter hold in trust for the Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

      7.3. Special Collateral Account. If a Default has occurred and is continuing, the Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Agent and held there as security for the Secured Obligations. The Borrower shall have no control whatsoever over said cash collateral account. The Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

      7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

            (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Agent pursuant to this Security Agreement;

            (b) SECOND, to payment of all costs and expenses of the Lenders in protecting their rights hereunder;

            (c) THIRD, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, and any fees, premiums and scheduled periodic payments due under Rate Management Transactions permitted by the Credit Agreement pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest, fees and scheduled periodic payments owing to each of them;

            (d) FOURTH, to payment of the principal of the Secured Obligations and the net early termination payments, breakage and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them;

            (e) FIFTH, to payment of any Secured Obligations (other than those listed above) pro rata among those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them; and

            (f) SIXTH, the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Agent into the Borrower's general operating account with the Agent or as otherwise directed by the Borrower in a notice to the Agent.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.1. Notice of Disposition of Collateral; Condition of Collateral. To the extent permitted by applicable law, the Borrower hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

      8.2. Compromises and Collection of Collateral. The Borrower and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Borrower agrees that the Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

      8.3. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which the Borrower has agreed to perform or pay in this Security Agreement and the Borrower shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.3. The Borrower's obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

      8.4. Authorization for Secured Party to Take Certain Action. The Borrower irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral,
(ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral,
(iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 4.1.5, to enforce payment of the Receivables in the name of the Agent or the Borrower, (vi) to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Borrower agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent in connection therewith, provided that this authorization shall not relieve the Borrower of any of its obligations under this Security Agreement or under the Credit Agreement.

      8.5. Specific Performance of Certain Covenants. The Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Agent and the Lenders, that the Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of the Borrower contained in this Security Agreement, that, in such case, the covenants of the Borrower contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Borrower.

      8.6. Use and Possession of Certain Premises. Upon the occurrence of a Default, the Agent shall be entitled to occupy and use any premises owned or leased by the Borrower where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Borrower for such use and occupancy.

      8.7. Dispositions Not Authorized. The Borrower is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between the Borrower and the Agent or other conduct of the Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Agent or the Lenders unless such authorization is in writing signed by the Agent with the consent or at the direction of the Required Lenders.

      8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Borrower shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent.

      8.9. Survival of Representations. All representations and warranties of the Borrower contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

      8.10. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Borrower, together with interest and penalties, if any. The Borrower shall reimburse the Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Borrower in the performance of actions required pursuant to the terms hereof shall be borne solely by the Borrower.

      8.11. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

      8.12. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Agent or the Lenders or any Facility LC which could give rise to any Secured Obligations are outstanding.

      8.13. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Borrower and the Agent relating to the Collateral and supersedes all prior agreements and understandings between the Borrower and the Agent relating to the Collateral.

      8.14. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      8.15. Distribution of Reports. The Borrower authorizes the Agent, as the Agent may elect in its sole discretion, to discuss with and furnish to its affiliates and to the Lenders or to any other person or entity having an interest in the Secured Obligations (whether as a guarantor, pledgor of collateral, participant or otherwise) all financial statements, audit reports and other information pertaining to the Borrower and its Subsidiaries whether such information was provided by the Borrower or prepared or obtained by the Agent. Neither the Agent nor any of its employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analyses of the Borrower's and its Subsidiaries' condition which the Agent may in its sole discretion prepare and elect to distribute, nor shall the Agent or any of its employees, officers, directors or agents be liable to any person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.

      8.16. Indemnity. The Borrower hereby agrees to indemnify the Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, reasonable costs, and out-of-pocket expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent or the Lenders or the Borrower, and any claim for patent, trademark or copyright infringement), except for any and all liabilities, damages, penalties, suits, reasonable costs and out-of-pocket expenses of any kind and nature resulting from the gross negligence or willful misconduct of the Agent or the applicable Lenders.

                                   ARTICLE IX

                                     NOTICES

      9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Article XIII of the Credit Agreement.

      9.2. Change in Address for Notices. Each of the Borrower, the Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

                                   ARTICLE X

                                   THE AGENT

      Bank One, NA has been appointed Agent for the Lenders hereunder pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

      IN WITNESS WHEREOF, the Borrower and the Agent have executed this Security Agreement as of the date first above written.

                                          VIAD CORP, as Borrower

                                          By: /s/ Robert H. Bohannon
                                              --------------------------

                                          Title: Chairman, President & CEO
                                                 --------------------------

                                          By: /s/ Ellen M. Ingersoll
                                              --------------------------

                                          Title: Chief Financial Officer
                                                 --------------------------

                                          BANK ONE, NA,
                                            as Agent

                                          By: /s/ Timothy Houlahan
                                              --------------------------

                                          Title: Managing Director
                                                 --------------------------

                                   EXHIBIT "A"
        (See Sections 3.3, 3.4, 3.5, 4.1.7 and 9.1 of Security Agreement)

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

      _________________________________
      _________________________________
      _________________________________
      _________________________________
      Attention:
                _______________________

Locations of Inventory and Equipment:

A. Properties Owned by the Borrower:

B. Properties Leased by the Borrower (Include Landlord's Name):

C. Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

                                   EXHIBIT "B"
                     (See Section 3.9 of Security Agreement)

                  A. Vehicles subject to certificates of title:

      Description                        Title Number & State Where Issued

      B. Aircraft/engines, ships, railcars and other vehicles governed by federal statute:

      Description                        Registration Number

            C. Patents, copyrights, trademarks protected under federal law*:

---------------------
*For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for. Any licensing agreements for patents or trademarks should be described on a separate schedule.

                                   EXHIBIT "C"

            List of Pledged Securities and Other Investment Property
                    (See Section 3.12 of Security Agreement)

                                   A. STOCKS:

Issuer                   Certificate Number                     Number of Shares

                                    B. BONDS:

Issuer      Number         Face Amount               Coupon Rate       Maturity

                            C. GOVERNMENT SECURITIES:

Issuer      Number   Type       Face Amount           Coupon Rate      Maturity

                D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
                       (CERTIFICATED AND UNCERTIFICATED):

Issuer          Description of Collateral          Percentage Ownership Interest

Add description of custody accounts or arrangements with securities intermediary, if applicable.

                                   EXHIBIT "D"
                     (See Section 3.1 of Security Agreement)

              OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

                                   EXHIBIT "E"

                                 PLEDGED SHARES

                                                             DESCRIPTION OF     NO. OF SHARES / %
              ISSUER                   FOREIGN/DOMESTIC       COLLATERAL        OWNERSHIP INTEREST
EXG, Inc.                           Domestic Subsidiary

GES Exposition Services, Inc.       Domestic Subsidiary
David H. Gibson Company, Inc.       Domestic Subsidiary
Las Vegas Convention Service Co.    Domestic Subsidiary
VREC, Inc.                          Domestic Subsidiary

GES Exposition Services (Canada)    Foreign Subsidiary
Limited

Viad Holding GmbH                   Foreign Subsidiary
Viad Service Companies Limited      Foreign Subsidiary
Greyhound Canada Holdings, Inc.     Foreign Subsidiary

                                   EXHIBIT "F"

                                 EXCLUDED STOCK

Issuer      Description of Collateral      No. of Shares / % Ownership Interest

[Describe margin stock certificates held at Viad - pending confirmation that such stock is immaterial.]

                                  SCHEDULE 3.6

                                   PRIOR NAMES

                                  SCHEDULE 3.9

                          EXISTING FINANCING STATEMENTS

                    SUBSIDIARY PLEDGE AND SECURITY AGREEMENT

      THIS SUBSIDIARY PLEDGE AND SECURITY AGREEMENT is entered into as of June 30, 2004 by and among each of the entities signatory hereto from time to time (individually, a "Guarantor" and collectively, the "Guarantors") and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its capacity as Administrative Agent (the "Agent") for the lenders party to the Credit Agreement referred to below.

                              PRELIMINARY STATEMENT

      Viad Corp, a Delaware corporation (the "Borrower"), the Agent, the Lenders and Wachovia Bank, National Association, as Syndication Agent, are entering into a Credit Agreement dated as of June 30, 2004 (as it may be amended or modified from time to time, the "Credit Agreement").

      The Guarantors are parties to a Guaranty dated as of June 30, 2004 (as it may be amended from time to time, the "Guaranty") pursuant to which the Guarantors guarantee the obligations of the Borrower under the Credit Agreement.

      The Guarantors are entering into this Subsidiary Pledge and Security Agreement (as it may be amended or modified from time to time, the "Subsidiary Security Agreement") in order to secure their respective obligations under the Guaranty and induce the Lenders to extend credit to the Borrower under the Credit Agreement.

      NOW THEREFORE, each Guarantor and the Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      1.2. Terms Defined in New York Uniform Commercial Code. Terms defined in the New York UCC which are not otherwise defined in this Subsidiary Security Agreement or in the Credit Agreement are used herein as defined in the New York UCC.

      1.3. Definitions of Certain Terms Used Herein. As used in this Subsidiary Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

      "Accounts" shall have the meaning set forth in Article 9 of the New York UCC.

      "Article" means a numbered article of this Subsidiary Security Agreement, unless another document is specifically referenced.

      "Chattel Paper" shall have the meaning set forth in Article 9 of the New York UCC.

      "Collateral" means all Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, Pledged Shares, and Other Collateral, wherever located, in which, after giving effect to the Principal Spin-off Transactions, any Guarantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof and accessions thereto, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

      "Commercial Tort Claims" shall have the meaning set forth in Article 9 of the New York UCC.

      "Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

      "Default" means an event described in Section 5.1.

      "Deposit Accounts" shall have the meaning set forth in Article 9 of the New York UCC, but shall expressly exclude the Excluded Deposit Accounts.

      "Documents" shall have the meaning set forth in Article 9 of the New York UCC.

      "Equipment" shall have the meaning set forth in Article 9 of the New York UCC.

      "Excluded Deposit Accounts" means Deposit Accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Guarantor's employees.

      "Excluded Stock" means the Securities and other Investment Property described in Exhibit F hereto.

      "Exhibit" refers to a specific exhibit to this Subsidiary Security Agreement, unless another document is specifically referenced.

      "General Intangibles" shall have the meaning set forth in Article 9 of the New York UCC and shall include patents, trademarks, tradenames and other intellectual property.

      "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case, whether of the United States or foreign.

      "Instruments" shall have the meaning set forth in Article 9 of the New York UCC.

      "Inventory" shall have the meaning set forth in Article 9 of the New York UCC.

      "Investment Property" shall have the meaning set forth in Article 9 of the New York UCC.

      "Lenders" means the lenders party to the Credit Agreement and their successors and assigns.

      "New York UCC" means the New York Uniform Commercial Code as in effect from time to time.

      "Obligations" means any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof), of a Guarantor to the Agent or any Lender or any branch, subsidiary or affiliate thereof, arising under or pursuant to this Subsidiary Security Agreement and the Guaranty.

      "Other Collateral" means any property of any Guarantor (other than real estate or as otherwise provided herein) not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, and Pledged Shares, including, without limitation, all cash on hand, letter-of-credit rights, letters of credit, Stock Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Guarantors other than real estate, except as otherwise provided herein.

      "Pledged Deposits" means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which such Guarantor may from time to time designate as pledged to the Agent as security for any Obligation, and all rights to receive interest on said deposits.

      "Pledged Issuer" means a Person the securities or ownership interests of which have been pledged pursuant hereto.

      "Pledged Shares" means (i) the shares of Capital Stock described in Exhibit E hereto issued by the Persons described in such Exhibit E (the "Existing Issuers"), (ii) the shares of Capital Stock at any time and from time to time acquired by such Guarantor of any and all Persons now or hereafter existing and required to be pledged to the Agent pursuant to the terms of the Credit Agreement (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the "Pledged Issuers" and individually as a "Pledged Issuer"), and (iii) the certificates representing such Capital Stock, all options and other rights, contractual or otherwise, in respect thereof, and all dividends, distributions, cash, Instruments, Investment Property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; provided, however, if any Pledged Insurer is a Foreign Subsidiary, the security interest granted by the Guarantor to the Agent shall be limited to 65% of the voting Capital Stock of such Pledged Issuer.

      "Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

      "Required Secured Parties" means (x) prior to an acceleration of the obligations under the Credit Agreement, the Required Lenders, (y) after an acceleration of the obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, Lenders and their Affiliates holding in the aggregate at least 51% of the total of (i) the unpaid principal amount of outstanding Advances and (ii) the aggregate net early termination payments and all other amounts then due and unpaid from such Guarantor to the Lenders or their Affiliates under Rate Management Transactions, as determined by the Agent in its reasonable discretion, and (z) after the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full (whether or not the obligations under the Credit Agreement were ever accelerated), Lenders and their Affiliates holding in the aggregate at least 51% of the aggregate net early termination payments and all other amounts then due and unpaid from such Guarantor to the Lenders or their Affiliates under Rate Management Transactions, as determined by the Agent in its reasonable discretion.

      "Requirements of Law" means any law, rule, regulation, order, writ, judgment, injunction decree or award binding on any Guarantor or any of its properties.

      "Section" means a numbered section of this Subsidiary Security Agreement, unless another document is specifically referenced.

      "Secured Obligations" means the Obligations and Rate Management Obligations owing to one or more of the Lenders (including Lenders which have ceased to be party to the Credit Agreement) or their Affiliates.

      "Security" has the meaning set forth in Article 8 of the New York UCC.

      "Stock Rights" means any securities, dividends or other distributions and any other right or property which any Guarantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Guarantor now has or hereafter acquires any right, issued by an issuer of such securities.

      "Unrestricted Subsidiary Stock" means the Capital Stock of any Subsidiary that such Guarantor is not required to pledge to the Agent pursuant to Section
6.24 of the Credit Agreement.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

      Each Guarantor hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Agent and the Lenders and (to the extent specifically provided herein) their Affiliates, a security interest in all of such Guarantor's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding any of the other provisions set forth in this Article II, this Subsidiary Security Agreement shall not constitute a grant of a security interest in (and the term "Collateral" shall not include) (i) the Excluded Stock and (ii) Unrestricted Subsidiary Stock.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Each Guarantor represents and warrants to the Agent and the Lenders that:

      3.1. Title, Authorization, Validity and Enforceability. Such Guarantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under
Section 4.1.6, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Guarantor of this Subsidiary Security Agreement has been duly authorized by proper corporate proceedings, and this Subsidiary Security Agreement constitutes a legal, valid and binding obligation of such Guarantor and creates a security interest which is enforceable against such Guarantor in all now owned and hereafter acquired Collateral to the extent governed by Articles 8 and 9 of the New York UCC. When financing statements have been filed in the appropriate offices against such Guarantor in the locations listed on Exhibit "D", the Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing under the New York UCC, subject only to Liens permitted under Section 6.15 (i) - (v) and (vii) - (ix) of the Credit Agreement.

      3.2. Conflicting Laws and Contracts. Neither the execution and delivery by such Guarantor of this Subsidiary Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor, (ii) violate such Guarantor's certificate of incorporation, by-laws, or other organizational documents, (iii) violate the provisions of any indenture, instrument or agreement to which such Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default could not reasonably be expected to result in a Default under Section 7.5 of the Credit Agreement or a Material Adverse Effect, or (iv) result in the creation or imposition of any Lien pursuant to the terms of any material indenture, instrument or agreement to which such Guarantor is a party or is subject, or by which it, or its property, is bound (other than any Lien of the Agent on behalf of the Lenders).

      3.3. Type and Jurisdiction of Organization. GES Exposition Services, Inc. ("GES") is a corporation organized under the laws of the State of Nevada. Each other Guarantor is a corporation or limited liability company, as the case may be, organized under the laws of its respective jurisdiction of organization and as set forth on Exhibit A hereto.

      3.4. Principal Location. Each Guarantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), as of the date hereof, are disclosed in Exhibit "A"; such Guarantor has no other places of business as of the date hereof except those set forth in Exhibit "A".

      3.5. Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit "A". All of said locations are owned by such Guarantor except for locations (i) which are leased by such Guarantor as lessee and designated in Part B of Exhibit "A" and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit "A", with respect to which Inventory such Guarantor has, to the extent requested by the Agent, delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Lenders to protect the Agent's security interest in such Inventory.

      3.6. No Other Names. Except as set forth on Schedule 3.6 hereto, such Guarantor has not conducted business under any name in the last five (5) years except the name in which it has executed this Subsidiary Security Agreement, which is the exact name as it appears in such Guarantor's organizational documents, as amended, as filed with such Guarantor's jurisdiction of organization.

      3.7. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Guarantor relating thereto and in all invoices and reports with respect thereto furnished to the Agent by such Guarantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Guarantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

      3.8. Filing Requirements. None of the Equipment is covered by any certificate of title, except for the vehicles described in Part A of Exhibit "B". None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part B of Exhibit "B," and (ii) patents, trademarks and copyrights held by such Guarantor and described in Part C of Exhibit "B."

      3.9. No Financing Statements. Except as set forth on Schedule 3.9 hereto, no financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Guarantor as debtor has been filed in any jurisdiction except financing statements naming the Agent as the secured party and financing statements filed from time to time in connection with Liens permitted under Section 4.1.6.

      3.10. Federal Employer Identification Number. The Federal employer identification number of GES is 59-1008863. The Federal employer identification number of each other Guarantor is set forth on Exhibit "A."

      3.11. State Organization Number. The Nevada State organization number of GES is C4644-1983. The State organization number of each other Guarantor is set forth on Exhibit "A."

      3.12. Pledged Securities and Other Investment Property. Exhibit "C" sets forth a complete and accurate list of the Instruments, Securities and other Investment Property constituting Collateral that were delivered to the Agent, which are all of the Instruments, Securities and Investment Property constituting Collateral owned by such Guarantor as of the date hereof other than the Pledged Shares. Each Guarantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit "C" as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Lenders hereunder and Liens permitted under Section 4.1.6.

      3.13. Pledged Shares. Each Guarantor is the direct and beneficial owner of the Pledged Shares listed on Exhibit "E" as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Lenders hereunder and Liens permitted under Section 4.1.6. Each Guarantor further represents and warrants that (i) all such Pledged Shares have been (to the extent such concepts are relevant with respect to such Pledged Shares) duly and validly issued, are fully paid and non-assessable, and (ii) with respect to any Pledged Shares delivered to the Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such Pledged Shares are not Securities, such Guarantor has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible.

                                   ARTICLE IV

                                    COVENANTS

      From the date of this Subsidiary Security Agreement, and thereafter until this Subsidiary Security Agreement is terminated:

      4.1.  General.

            4.1.1. Inspection. Each Guarantor will permit the Agent or any Lender, by its representatives and agents (i) to inspect the Collateral,
      (ii) to examine and make copies of the records of such Guarantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Guarantor with, and to be advised as to the same by, such Guarantor's officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all upon reasonable prior notice and at such reasonable times and intervals as the Agent or such Lender may determine, and all at such Guarantor's expense.

            4.1.2. Taxes. Each Guarantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

            4.1.3. Records and Reports; Notification of Default. Each Guarantor will maintain in all material respects complete and accurate books and records with respect to the Collateral, and furnish to the Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Agent shall from time to time request. Each Guarantor will give prompt notice in writing to the Agent and the Lenders after becoming aware of any material adverse fact or condition which bears upon the value of the Collateral including any adverse fact or condition, or the occurrence of any event, which causes material loss or depreciation in the value of any material item of the Collateral (ordinary wear and tear excepted) and the amount of such loss or depreciation.

            4.1.4. Financing Statements and Other Actions; Defense of Title. Each Guarantor hereby authorizes the Agent to file, and if requested will execute and deliver to the Agent, all financing statements and other documents including, without limitation, notices to be filed with US PTO and/or the US Copyright Office and take such other actions as may from time to time be requested by the Agent in order to maintain, except as otherwise permitted in any Loan Document, a first perfected security interest in and, if applicable, Control of, the Collateral. Each Guarantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

            4.1.5. Disposition of Collateral. No Guarantor will sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions specifically permitted pursuant to Section 6.13 of the Credit Agreement, (ii) until such time following the occurrence of a Default as such Guarantor receives a notice from the Agent instructing such Guarantor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as such Guarantor receives a notice from the Agent pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

            4.1.6. Liens. No Guarantor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Subsidiary Security Agreement, and (ii) other Liens permitted pursuant to Section 6.15 of the Credit Agreement.

            4.1.7. Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Guarantor will:

            (a) preserve its existence as a corporation and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

            (b)   not change its state of organization;

            (c) not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit "A;" and

            (d) not (i) have any Inventory or Equipment or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5 or Inventory and Equipment located at or in transit to conventions, trade shows or other similar events in the ordinary course of business) at a location other than a location specified in Exhibit "A",
                  (ii) change its name or taxpayer identification number or
                  (iii) change its mailing address,

      unless such Guarantor shall have given the Agent not less than 10 Business Days' prior written notice of such event or occurrence and the Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Agent's security interest in the Collateral, or (y) taken such steps (with the cooperation of such Guarantor to the extent reasonably necessary or advisable) as are reasonably necessary or advisable to properly maintain the validity, perfection and priority of the Agent's security interest in the Collateral.

            4.1.8. Other Financing Statements. No Guarantor will sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

      4.2.  Receivables.

            4.2.1. Certain Agreements on Receivables. No Guarantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable in excess of $100,000 or accept in satisfaction of a Receivable in excess of $100,000 less than the original amount thereof, except that, prior to the occurrence of a Default, such Guarantor may reduce the amount of Accounts arising from the sale of Inventory or the delivery of services in accordance with its present policies and in the ordinary course of business.

            4.2.2. Collection of Receivables. Except as otherwise provided in this Subsidiary Security Agreement, each Guarantor will collect and enforce, at such Guarantor's sole expense, all amounts due or hereafter due to such Guarantor under the Receivables in accordance with its customary collection policies and in the ordinary course of business.

            4.2.3. Delivery of Invoices. To the extent reasonably practicable under the circumstances, each Guarantor will deliver to the Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Agent shall specify.

            4.2.4. Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable in excess of $100,000 exists or (ii) if, to the knowledge of such Guarantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable in excess of $100,000, such Guarantor will disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of such Guarantor relating to such Receivable and in connection with any invoice or report furnished by such Guarantor to the Agent relating to such Receivable.

      4.3.  Inventory and Equipment.

            4.3.1. Maintenance of Goods. Each Guarantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, ordinary wear and tear and damage from condemnation or casualty excepted.

            4.3.2. Insurance. Each Guarantor will (i) maintain fire and extended coverage insurance on such Guarantor's Inventory and Equipment containing a lender's loss payable clause in favor of the Agent, on behalf of the Lenders, and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent, (ii) maintain such other insurance on the collateral for the benefit of the Agent as the Agent shall from time to time request, (iii) upon the request of the Agent from time to time, make the originals of all policies of insurance on the Collateral available for inspection at such Guarantor's offices and furnish to the Agent certificates with respect to such insurance, and (iv) maintain general liability insurance naming the Agent, on behalf of the Lenders, as an additional insured; provided, that the foregoing insurance policies and programs may be subject to such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practices.

            4.3.3. Titled Vehicles. If requested by the Agent, such Guarantor will give the Agent notice of its acquisition of any vehicle covered by a certificate of title (other than a vehicle that is subject to a purchase money security interest permitted by Section 6.15 of the Credit Agreement) and deliver to the Agent, upon request, the original of any vehicle title certificate and do all things necessary to have the Lien of the Agent noted on any such certificate. So long as no Default shall have occurred and be continuing, upon the request of such Guarantor, the Agent shall execute and deliver to such Guarantor instruments as such Guarantor shall reasonably request to remove any notation of the Agent as lien holder on any certificate of title for any vehicle; provided, that any such instruments shall be delivered, and the release effective, only upon receipt by the Agent of a certificate from such Guarantor, stating that the vehicle, the Lien on which is to be released, is to be sold in accordance with Section 4.1.5 or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss), and the amount that such Guarantor will receive as sale proceeds or insurance proceeds.

      4.4. Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Guarantor will (i) deliver to the Agent immediately upon execution of this Subsidiary Security Agreement the originals of all Chattel Paper, certificated Securities and Instruments constituting Collateral (if any then exist), (ii) hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Agent shall specify, and
(iv) upon the Agent's request, after the occurrence and during the continuance of a Default, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral.

      4.5. Uncertificated Securities and Certain Other Investment Property. Each Guarantor will permit the Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Agent granted pursuant to this Subsidiary Security Agreement. Such Guarantor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property which is Collateral, to cause the Agent to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, such Guarantor will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Agent in form and substance satisfactory to the Agent.

      4.6.  Stock and Other Ownership Interests.

            4.6.1. Changes in Capital Structure of Issuers. Except to the extent permitted under the Credit Agreement, such Guarantor will not (i) permit or suffer any Pledged Issuer to dissolve, liquidate, retire any of its Capital Stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Pledged Shares in favor of any of the foregoing.

            4.6.2. Issuance of Additional Securities. Except to the extent permitted under the Credit Agreement, such Guarantor will not permit or suffer any Pledged Issuer to issue any securities or other ownership interests, any right to receive the same or any right to receive earnings.

            4.6.3. Registration of Pledged Securities and other Investment Property. Such Guarantor will permit any registerable Collateral to be registered in the name of the Agent or its nominee at any time at the option of the Agent or the Required Secured Parties.

            4.6.4. Exercise of Rights in Pledged Securities and other Investment Property. Each Guarantor will permit the Agent or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

            4.6.5. Dividends and Distributions. The Agent may at any time after the occurrence of a Default, by giving such Guarantor written notice, elect to require that any distributions or dividends on any Securities or Investment Property received by such Guarantor be paid directly to the Agent for the benefit of the Lenders. Upon receipt of any such notice from the Agent, such Guarantor shall thereafter hold in trust for the Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to such dividends or distributions and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

            4.6.6. Foreign Subsidiaries. Each Guarantor agrees that the security interest in the Pledged Shares of Capital Stock of any Foreign Subsidiary purported to be granted in favor of the Agent may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by such Guarantor in favor of the Agent, which pledge agreements such Guarantor agrees to execute or cause to be executed and which will provide for the pledge of such shares of Capital Stock in accordance with the laws of any jurisdiction outside of the United States of America under which such Foreign Subsidiary is organized or formed. With respect to such shares of Capital Stock of any Foreign Subsidiary, the Agent may, at any time and from time to time, in its reasonable discretion, take actions in such foreign jurisdictions necessary to perfect the security interest created in such shares of Capital Stock, without the consent of such Guarantor.

            4.6.7. Margin Stock. Notwithstanding anything in the Credit Agreement or any Loan Document to the contrary, no Guarantor will acquire any margin stock (as defined in Regulation U) except to the extent permitted by Section 6.14(vii) of the Credit Agreement.

      4.7. Pledged Deposits. No Guarantor will withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Agent.

      4.8. Deposit Accounts. Such Guarantor will (i) upon the Agent's request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Agent, in form and substance satisfactory to the Agent in order to give the Agent Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final and specifically excluding the Excluded Deposit Accounts) to be notified of the security interest granted to the Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Agent's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Agent, transferring ownership of the Deposit Account to the Agent or transferring dominion and control over each such other deposit to the Agent. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

      4.9. Letter-of-Credit Rights. Each Guarantor will upon the Agent's request, cause each issuer of a letter of credit, to consent to the assignment of proceeds of the letter of credit in order to give the Agent Control of the letter-of-credit rights to such letter of credit.

      4.10. Federal, State or Municipal Claims. Each Guarantor will notify the Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

      4.11. Commercial Tort Claims. Each Guarantor will notify the Agent of any and all Commercial Tort Claims, including, but not limited to, any and all actions, suits and proceedings before any court or Governmental Authority by or affecting such Guarantor and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Agent, or required by law, including all things which may from time to time be necessary under the New York UCC to fully create preserve, perfect and protect the priority of the Agent's security interest in any such Commercial Tort Claims.

                                   ARTICLE V

                                    DEFAULT

      5.1. The occurrence of any one or more of the following events shall constitute a Default:

            5.1.1. Any representation or warranty made by or on behalf of such Guarantor under or in connection with this Subsidiary Security Agreement shall be materially false as of the date on which made.

            5.1.2. The breach by such Guarantor of any of the terms or provisions of Sections 4.1.2, 4.1.5, 4.1.6, 4.1.7, 4.2.1, 4.3.2, 4.3.3,
      4.4, 4.5, 4.6, 4.7 or Article VII.

            5.1.3. The breach by such Guarantor (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2) of any of the terms or provisions of this Subsidiary Security Agreement which is not remedied within 30 days after the giving of written notice to such Guarantor by the Agent.

            5.1.4. Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.5 or 8.7.

            5.1.5. Any Secured Obligation shall not be paid when due (after giving effect to applicable periods of grace under the Credit Agreement), whether at stated maturity, upon acceleration, or otherwise.

            5.1.6. The occurrence of any "Default" under, and as defined in, the Credit Agreement.

            5.1.7. Any limited partnership interests or ownership interests in a limited liability company which are included within the Collateral shall at any time constitute a Security or the issuer of any such interests shall take any action to have such interests treated as a Security unless
      (i) all certificates or other documents constituting such Security have been delivered to the Agent and such Security is properly defined as such under Article 8 of the Uniform Commercial Code of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the Uniform Commercial Code of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

      5.2. Acceleration and Remedies. Upon the acceleration of the obligations under the Credit Agreement pursuant to Section 8.1 thereof, the Obligations and, to the extent provided for under the Rate Management Transactions evidencing the same, the Rate Management Obligations, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

            5.2.1. Those rights and remedies provided in this Subsidiary Security Agreement, the Credit Agreement, or any other Loan Document, provided that this

      Section 5.2.1 shall not be understood to limit any rights or remedies available to the Agent and the Lenders prior to a Default.

            5.2.2. Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

            5.2.3. Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.

The Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Rate Management Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Rate Management Obligations pursuant to the terms of the agreement governing any Rate Management Transaction.

      5.3. Debtor's Obligations Upon Default. Upon the request of the Agent after the occurrence of a Default, such Guarantor will:

            5.3.1. Assembly of Collateral. Assemble and make available to the Agent the Collateral and all records relating thereto at any place or places reasonably specified by the Agent.

            5.3.2. Secured Party Access. Permit the Agent, by the Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

      5.4. License. The Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, such Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, such Guarantor's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. In addition, such Guarantor hereby irrevocably agrees that the Agent may, following the occurrence and during the continuance of a Default, sell any of such Guarantor's Inventory directly to any person, including without limitation persons who have previously purchased such Guarantor's Inventory from such Guarantor and in connection with any such sale or other enforcement of the Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Guarantor and any Inventory that is covered by any copyright owned by or licensed to such Guarantor and the Agent may finish any work in process and affix any trademark owned by or licensed to such Guarantor and sell such Inventory as provided herein.

                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES

      No delay or omission of the Agent or any Lender to exercise any right or remedy granted under this Subsidiary Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Subsidiary Security Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 8.2 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Subsidiary Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Secured Obligations have been paid in full.

                                  ARTICLE VII

                       PROCEEDS; COLLECTION OF RECEIVABLES

      7.1. Lockboxes. Upon request of the Agent after the occurrence of a Default or Unmatured Default, such Guarantor shall execute and deliver to the Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Agent.

      7.2. Collection of Receivables. The Agent may at any time after the occurrence of a Default, by giving such Guarantor written notice, elect to require that the Receivables be paid directly to the Agent for the benefit of the Lenders. In such event, such Guarantor shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables of the Lenders' interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Agent. Upon receipt of any such notice from the Agent, such Guarantor shall thereafter hold in trust for the Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

      7.3. Special Collateral Account. If a Default has occurred and is continuing, the Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Agent and held there as security for the Secured Obligations. Such Guarantor shall have no control whatsoever over said cash collateral account. The Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

      7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

            (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Agent pursuant to this Subsidiary Security Agreement;

            (b) SECOND, to payment of all costs and expenses of the Lenders in protecting their rights hereunder;

            (c) THIRD, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, and any fees, premiums and scheduled periodic payments due under Rate Management Transactions permitted by the Credit Agreement pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest, fees and scheduled periodic payments owing to each of them;

            (d) FOURTH, to payment of the principal of the Secured Obligations and the net early termination payments, breakage and any other Rate Management Obligations then due and unpaid from such Guarantor to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them;

            (e) FIFTH, to payment of any Secured Obligations (other than those listed above) pro rata among those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them; and

            (f) SIXTH, the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Agent into such Guarantor's general operating account with the Agent or as otherwise directed by such Guarantor in a notice to the Agent.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.1. Notice of Disposition of Collateral; Condition of Collateral. To the extent permitted by applicable law, each Guarantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to such Guarantor, addressed as set forth in
Article IX, at least ten days prior to (i) the date of any such public sale or
(ii) the time after which any such private sale or other disposition may be made. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

      8.2. Compromises and Collection of Collateral. Each Guarantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Guarantor agrees that the Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

      8.3. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which such Guarantor has agreed to perform or pay in this Subsidiary Security Agreement and such Guarantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.3. Such Guarantor's obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

      8.4. Authorization for Secured Party to Take Certain Action. Such Guarantor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact
(i) to execute on behalf of such Guarantor as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral,
(iii) to file a carbon, photographic or other reproduction of this Subsidiary Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Agent Control over such

Securities or other Investment Property, (v) subject to the terms of Section 4.1.5, to enforce payment of the Receivables in the name of the Agent or such Guarantor, (vi) to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and such Guarantor agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent in connection therewith, provided that this authorization shall not relieve such Guarantor of any of its obligations under this Subsidiary Security Agreement or under the Credit Agreement.

      8.5. Specific Performance of Certain Covenants. Such Guarantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Agent and the Lenders, that the Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of such Guarantor contained in this Subsidiary Security Agreement, that, in such case, the covenants of such Guarantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against such Guarantor.

      8.6. Use and Possession of Certain Premises. Upon the occurrence of a Default, the Agent shall be entitled to occupy and use any premises owned or leased by such Guarantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Guarantor for such use and occupancy.

      8.7. Dispositions Not Authorized. No Guarantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between such Guarantor and the Agent or other conduct of the Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Agent or the Lenders unless such authorization is in writing signed by the Agent with the consent or at the direction of the Required Lenders.

      8.8. Benefit of Agreement. The terms and provisions of this Subsidiary Security Agreement shall be binding upon and inure to the benefit of such Guarantor, the Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Subsidiary Security Agreement), except that such Guarantor shall not have the right to assign its rights or delegate its obligations under this Subsidiary Security Agreement or any interest herein, without the prior written consent of the Agent.

      8.9. Survival of Representations. All representations and warranties of such Guarantor contained in this Subsidiary Security Agreement shall survive the execution and delivery of this Subsidiary Security Agreement.

      8.10. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Subsidiary Security Agreement shall be paid by such Guarantor, together with interest and penalties, if any. Such Guarantor shall reimburse the Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Subsidiary Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by such Guarantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Guarantor.

      8.11. Headings. The title of and section headings in this Subsidiary Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Subsidiary Security Agreement.

      8.12. Termination. This Subsidiary Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Agent or the Lenders or any Facility LC which could give rise to any Secured Obligations are outstanding.

      8.13. Entire Agreement. This Subsidiary Security Agreement embodies the entire agreement and understanding among the Guarantors and the Agent relating to the Collateral and supersedes all prior agreements and understandings between the Guarantors and the Agent relating to the Collateral.

      8.14. CHOICE OF LAW. THIS SUBSIDIARY SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      8.15. Distribution of Reports. Each Guarantor authorizes the Agent, as the Agent may elect in its sole discretion, to discuss with and furnish to its affiliates and to the Lenders or to any other person or entity having an interest in the Secured Obligations (whether as a guarantor, pledgor of collateral, participant or otherwise) all financial statements, audit reports and other information pertaining to such Guarantor and its Subsidiaries whether such information was provided by such Guarantor or prepared or obtained by the Agent. Neither the Agent nor any of its employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analyses of such Guarantor's and its Subsidiaries' condition which the Agent may in its sole discretion prepare and elect to distribute, nor shall the Agent or any of its employees, officers, directors or agents be liable to any person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.

      8.16. Indemnity. Each Guarantor hereby agrees to indemnify the Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, reasonable costs, and out-of-pocket expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Subsidiary Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent or the Lenders or such Guarantor, and any claim for patent, trademark or copyright infringement), except for any and all liabilities, damages, penalties, suits, reasonable costs and out-of-pocket expenses of any kind and nature resulting from the gross negligence or willful misconduct of the Agent or the applicable Lenders.

                                   ARTICLE IX

                                    NOTICES

      9.1. Sending Notices. Any notice required or permitted to be given under this Subsidiary Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Article XIII of the Credit Agreement.

      9.2. Change in Address for Notices. Each of Guarantors, the Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

                                   ARTICLE X

                                   THE AGENT

      Bank One, NA has been appointed Agent for the Lenders hereunder pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Subsidiary Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

      IN WITNESS WHEREOF, each Guarantor and the Agent have executed this Subsidiary Security Agreement as of the date first above written.

                                 GES EXPOSITION SERVICES, INC.,
                                 as Guarantor

                                 By: /s/ Robert H. Bohannon
                                     --------------------------

                                 Title: Chairman of the Board
                                        -----------------------

                                 By: /s/ Ellen M. Ingersoll
                                     --------------------------

                                 Title: Chief Financial Officer
                                        -----------------------

                                 BANK ONE, NA,
                                  as Agent

                                 By: /s/ Timothy Houlahan
                                     --------------------------

                                 Title: Managing Director
                                        -----------------------

                                   EXHIBIT "A"
  (See Sections 3.3, 3.4, 3.5, 4.1.7 and 9.1 of Subsidiary Security Agreement)

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

        _______________________________
        _______________________________
        _______________________________
        _______________________________
        Attention: ____________________

Locations of Inventory and Equipment:

A.    Properties Owned by each Guarantor:

B.    Properties Leased by each Guarantor (Include Landlord's Name):

C. Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

                                   EXHIBIT "B"
               (See Section 3.9 of Subsidiary Security Agreement)

                  A. Vehicles subject to certificates of title:

Description     Title Number & State Where Issued

B. Aircraft/engines, ships, railcars and other vehicles governed by federal statute:

Description     Registration Number

        C. Patents, copyrights, trademarks protected under federal law*:

----------------------------
*For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for. Any licensing agreements for patents or trademarks should be described on a separate schedule.

                                   EXHIBIT "C"

            List of Pledged Securities and Other Investment Property
               (See Section 3.12 of Subsidiary Security Agreement)

                                   A. STOCKS:

Issuer                     Certificate Number                   Number of Shares

                                    B. BONDS:

Issuer          Number          Face Amount           Coupon Rate       Maturity

                            C. GOVERNMENT SECURITIES:

Issuer          Number      Type       Face Amount      Coupon Rate     Maturity

                     D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
                              (CERTIFICATED AND UNCERTIFICATED):

Issuer          Description of Collateral          Percentage Ownership Interest

Add description of custody accounts or arrangements with securities intermediary, if applicable.

                                   EXHIBIT "D"
               (See Section 3.1 of Subsidiary Security Agreement)

              OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

                                   EXHIBIT "E"

                                 PLEDGED SHARES

                                      DESCRIPTION OF          NO. OF SHARES / %
ISSUER          FOREIGN/DOMESTIC        COLLATERAL            OWNERSHIP INTEREST

ESR Exposition Service, Inc.        Domestic
                                    Subsidiary

Expo Accessories, Inc.              Domestic
                                    Subsidiary

Expo Display & Design, Inc.         Domestic
                                    Subsidiary

Shows Unlimited, Inc.               Domestic
                                    Subsidiary

Tradeshow Convention Services,      Domestic
Inc.                                Subsidiary

                                   EXHIBIT "F"

                                 EXCLUDED STOCK

Issuer       Description of Collateral      No. of Shares / % Ownership Interest

[Describe margin stock certificates held at Viad - pending confirmation that such stock is immaterial.]

                                  SCHEDULE 3.6

                                   PRIOR NAMES

                                  SCHEDULE 3.9

                          EXISTING FINANCING STATEMENTS

                                    GUARANTY

      THIS GUARANTY (this "Guaranty") is made as of the thirtieth day of June, 2004, by GES Exposition Services, Inc. ("GES") and each of the other Subsidiaries of the Borrower (as herein defined) from time to time party hereto (the "Subsidiary Guarantors") in favor of the Agent, for the benefit of the Lenders, under the Credit Agreement referred to below;

                                   WITNESSETH:

      WHEREAS, Viad Corp, a Delaware corporation (the "Borrower") and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent (the "Agent"), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of June 30, 2004 (as same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that GES execute and deliver this Guaranty whereby GES shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

      WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, and the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Borrower, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Borrower under the Credit Agreement, any Note, any Rate Management Transaction, and the other Loan Documents;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1.1. Selected Terms Used Herein.

      "Guaranteed Obligations" is defined in Section 3 below.

      SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

      SECTION 2.1. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

            (a) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to be in good standing or qualified to do business could not reasonably be expected to have a Material Adverse Effect.

            (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            (c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any material law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries, (ii) violate its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, (iii) violate the provisions of any material indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default could not reasonably be expected to result in a Default under Section 7.5 of the Credit Agreement or a Material Adverse Effect, or (iv) result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary Guarantor or a subsidiary thereof pursuant to the terms of any material indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

      SECTION 2.2. Covenants. Each of the Subsidiary Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, any Rate Management Transaction remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, to the extent practicable under the circumstances, will enable the Borrower to, fully comply with those covenants and agreements set forth in the Credit Agreement.

      SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations and the Rate Management Obligations owed to one or more of the Lenders (including Lenders that have ceased to be a party to the Credit Agreement) or their Affiliates, including without limitation any such Obligations or Rate Management Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Rate Management Transaction or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Subsidiary Guarantors waives any right to require the Lender to sue the Borrower, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

      SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, and to the extent permitted by applicable law, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

            (b) any modification or amendment of or supplement to the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;

            (c) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, any Note, the Collateral Documents, any Rate Management Transaction, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the

Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

            (d) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;

            (e) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

            (f) any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document; or

            (g) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

      SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Rate Management Transactions have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower or any other party under the Credit Agreement, any Rate Management Transaction or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      SECTION 6. Waivers. Each of the Subsidiary Guarantors irrevocably waives, to the extent permitted by applicable law, acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of any of the Guaranteed Obligations, or any other Person.

      SECTION 7. Subrogation. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all Rate Management Transactions have terminated or expired.

      SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

      SECTION 9. Limitation on Obligations.

            (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor's "Maximum Liability"). This Section 9(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

            (b) Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

            (c) In the event any Subsidiary Guarantor (a "Paying Subsidiary Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a "Non-Paying Subsidiary Guarantor") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantors, the aggregate amount of all monies received by such Subsidiary Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this
Section 9 (c) shall affect any Subsidiary Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of both the Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

      SECTION 10. Application of Payments. All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

            (a) FIRST, to payment of all reasonable costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any collateral securing the Guaranteed Obligations;

            (b) SECOND, to payment of all costs and expenses of the Lenders in protecting their rights hereunder;

            (c) THIRD, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, and any premiums and scheduled periodic payments due under Rate Management Transactions permitted by the Credit Agreement pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees and premiums and scheduled periodic payments owing to each of them;

            (d) FOURTH, to payment of the principal of the Guaranteed Obligations and the net early termination payments, breakage and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them; and

            (e) FIFTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

      SECTION 11 Joinder. Pursuant to Section 6.23 of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Subsidiary Guarantor. Upon execution and delivery after the date hereof by the Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any Subsidiary Guarantor hereunder, of the Borrower or of any Lender. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party hereto.

      SECTION 12. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Article XIII of the

Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

      SECTION 13. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 14. No Duty to Advise. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Subsidiary Guarantors assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise any of the Subsidiary Guarantors of information known to it regarding those circumstances or risks.

      SECTION 15. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

      SECTION 16. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent with the consent of the Required Lenders.

      SECTION 17. Costs of Enforcement. Each of the Subsidiary Guarantors agrees to pay all reasonable costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Borrower, the Subsidiary Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

      SECTION 18. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE

JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 19. Taxes. etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith (i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

      SECTION 20. Setoff. Without limiting the rights of the Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Agent or any Lender or any Lending Installation of the Agent or any Lender toward the payment of the Guaranteed Obligations.

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

                                         GES EXPOSITION SERVICES, INC.

                                         By: /s/ Robert H. Bohannon
                                             --------------------------

                                         Title: Chairman of the Board
                                                --------------------------

                                         By: /s/ Ellen M. Ingersoll
                                             --------------------------

                                         Title: Chief Financial Officer
                                                --------------------------

                                    EXHIBIT A

      SUPPLEMENT NO. __________ dated as of ____________________, to the
Guaranty dated as of June 30, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Guaranty"), by GES Exposition Services, Inc. in favor of the Agent and the Lenders.

      Reference is made to the Credit Agreement dated as of June 30, 2004, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Viad Corp, the lenders from time to time party thereto (the "Lenders") and Bank One, NA, a national banking association with its principal office in Chicago, Illinois, as agent (in such capacity, the "Agent").

      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

      The Guarantors have entered into the Guaranty in order to induce the Lenders to extend credit pursuant to the Credit Agreement. Pursuant to Section
6.23 of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a Guarantor. Section 11 of the Guaranty provides that additional subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.

      Accordingly, the Agent and the New Guarantor agree as follows:

      SECTION 1. In accordance with Section 11 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date). Each reference to a "Subsidiary Guarantor" in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

      SECTION 2. The New Guarantor represents and warrants to the Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Agents.

      SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

      SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      SECTION 6. All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Guaranty. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower. IN WITNESS WHEREOF, the New Guarantor and the agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

                                      [Name of New Guarantor]

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                      Address __________________________________

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                      Address __________________________________

                                      BANK ONE, NA, as Agent

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                      Address __________________________________